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EXHIBIT 1.1

        AGREEMENT OF PURCHASE AND SALE

BETWEEN

KAISER-FRANCIS OIL COMPANY OF CANADA

— and —

PETROFUND CORP.

November 16, 2005

i

TABLE OF CONTENTS
(Continued)

ii

AGREEMENT OF PURCHASE AND SALE

        THIS AGREEMENT made as of the 16th day of November, 2005.

BETWEEN:

    KAISER-FRANCIS OIL COMPANY OF CANADA, a body corporate, having an office in the State of Delaware, U.S.A. (hereinafter referred to as "Vendor")

— and —

    PETROFUND CORP., a body corporate having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Purchaser")

        WHEREAS Vendor wishes to sell and Purchaser wishes to purchase the interest of Vendor in and to the Shares, subject to and in accordance with the terms and conditions hereof;

        NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Parties have agreed as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions

        In this Agreement, unless the context otherwise requires:

  (a)
  "Abandonment and Reclamation Obligations" means all Losses and Liabilities and other obligations to abandon any Wells and restore and reclaim the surface sites thereof, to decommission and remove any facilities, equipment and other tangible depreciable property and assets, including the Tangibles, and restore and reclaim the surface sites thereof and to reclaim and restore the lands to which the surface rights relate or other lands used to gain access thereto;

  (b)
  "Acquired Entities" means CALP, TEP, TECL and TEL and "Acquired Entity" means any one of them;

  (c)
  "Adjusted Working Capital" means the Working Capital less the Working Capital Adjustments;

  (d)
  "AEUB" means the Alberta Energy and Utilities Board;

  (e)
  "AFEs" means the authorities for expenditure, cash calls, operations notices, amounts budgeted pursuant to unit agreements and mail ballots, if any, set out in Schedule "D" under the heading "Outstanding AFEs";

  (f)
  "Affiliate" means, with respect to the relationship between corporations, that one of them is controlled by the other or that both of them are controlled by the same Person, corporation or body politic, and for this purpose a corporation shall be deemed to be controlled by those Persons, corporations or bodies politic who own or effectively control, other than by way of security only, sufficient voting shares of the corporation (whether directly through the ownership of shares of the corporation or indirectly through the ownership of shares of another corporation which owns shares of the corporation) to elect the majority of its board of directors, provided that a partnership which is a party and which is comprised solely of corporations which are Affiliates, as described above, shall be deemed to be an Affiliate of each such corporation and its other Affiliates;

  (g)
  "Applicable Law" means, in relation to any Person, property or circumstance:

  (i)
  statutes, laws, rules (including regulations, bylaws, ordinances and directions enacted thereunder);

  (ii)
  judgments and orders of courts of competent jurisdiction;

  (iii)
  regulations and orders issued by any Governmental Authority; and

  (iv)
  the terms and conditions of any Permits;

    which are applicable to such Person, property or circumstance and are in effect as of the Closing Time and which specifically includes federal, provincial and municipal laws of Canada;

  (h)
  "Arbitration Act" means the Arbitration Act (Alberta) or the International Commercial Arbitration Act (Alberta), as the case may be;

  (i)
  "Assets" means the Petroleum and Natural Gas Rights, the Tangibles, Seismic and the Miscellaneous Interests, but in all cases excluding the Exploreco Assets;

  (j)
  "Base Price" means the sum of money set out in Clause 2.5;

  (k)
  "Business Day" means a day other than a Saturday, a Sunday or a statutory holiday in Calgary, Alberta;

  (l)
  "CALP" means Canadian Acquisition Limited Partnership, a limited partnership formed under the laws of the State of Delaware, U.S.A.;

  (m)
  "Canadian GAAP" means Canadian generally accepted accounting principles;

  (n)
  "Certificate" means a written certification of a matter or matters of fact which, if required from a corporation, shall be made by an officer of the corporation, on behalf of the corporation and not in any personal capacity;

  (o)
  "Claim" means any claim, demand, lawsuit, proceeding, arbitration or governmental proceeding or investigation;

  (p)
  "Closing" means the closing of the purchase and sale of the Shares herein provided for;

  (q)
  "Closing Date" means the later of:

  (i)
  December 15, 2005; and

  (ii)
  the second Business Day following the Competition Act (Canada) clearance by way of "Advance Ruling Certificate", exemption or filing, as set out in Clause 2.7;

    in either case, subject to Clause 3.1(d), or such other time and date as may be agreed upon in writing by Vendor and Purchaser;

  (r)
  "Closing Place" means the offices of Vendor's Solicitors, or such other place as may be agreed upon in writing by Vendor and Purchaser;

  (s)
  "Closing Time" means the hour of 2:00 p.m. on the Closing Date;

  (t)
  "Current Assets" means the total of the following current assets of KEL Amalco and the Acquired Entities, on a consolidated basis, determined in accordance with Canadian GAAP as at the Effective Date:

  (i)
  cash and short-term deposits and investments;

  (ii)
  accounts receivable;

  (iii)
  prepaid expenses;

  (iv)
  amounts due from Affiliates; and

  (v)
  Income Taxes recoverable;

    provided that all accounts receivable will be valued without any discount for collection risk for the purposes of calculating the Interim Adjusted Working Capital pursuant to Clause 2.5(b) and for the purposes of calculating the Final Adjusted Working Capital pursuant to Clause 2.10, all accounts receivable uncollected at the date of final adjustment shall be deemed to have no value ("Uncollected Accounts Receivable"). As such, Purchaser shall (or shall cause KEL Amalco or the applicable Acquired Entity to) assign all Uncollected Accounts Receivable to Exploreco at no cost on the date for the payment of adjustments arising from the calculation of the Final Adjusted Working Capital in Clause 2.10;

  (u)
  "Current Liabilities" means the total of the following liabilities of KEL Amalco and the Acquired Entities, on a consolidated basis, determined in accordance with Canadian GAAP as at the Effective Date:

  (i)
  accounts payable;

  (ii)
  accrued liabilities incurred in the ordinary course of the operation of the business of KEL Amalco and the Acquired Entities (including accrued liabilities for Income Taxes on taxable income accrued immediately prior to the Effective Date); and

  (iii)
  amounts due to Affiliates.

    For avoidance of doubt, if any Income Taxes become payable by KEL Amalco or any of the Acquired Entities during the period from immediately after the Effective Date to the Closing Time as a consequence of the completion of the Reorganization Transactions, then the amount of such Income Taxes (excluding any portion thereof that had been accrued as a current liability of KEL Amalco or any of the Acquired Entities at or prior to the Effective Date) shall be included in the calculation of the Current Liabilities notwithstanding that such Income Taxes (or the applicable portion thereof) became payable after the Effective Date;

  (v)
  "Data Room" means all of the data, information, records and other materials included in the virtual electronic data room set up by or with CIBC World Markets Inc. and the physical rooms established by Vendor and CIBC World Markets Inc., together with all other data, information, records and other materials relating to Vendor, KEL Amalco, the Acquired Entities and the Assets, to which Purchaser, its Affiliates or its or its Affiliates' representatives have been provided access prior to the date of this Agreement;

  (w)
  "Deposit" means the sum of money set out in Clause 2.6;

  (x)
  "Deposit Interest" has the meaning given to that term in Clause 2.6;

  (y)
  "EORRs" means those royalties or similar obligations set forth in Schedule "A" and payable to the Persons listed in Schedule "M" based on production of Petroleum Substances from the Lands;

  (z)
  "Effective Date" means the hour of 8:00 a.m., Calgary time, on the 1st day of December, 2005;

  (aa)
  "Effective Date Tax Liabilities" means any and all Liabilities for Income Taxes of KEL Amalco, TEL and TECL calculated from the beginning of each of their respective current taxation years through to and including the Effective Date;

  (bb)
  "Employee Schedule" means the schedule described and referred to in Clause 13.1;

  (cc)
  "Employees" means those employees of KEL Amalco and the Acquired Entities described and referred to in Clause 13.1;

  (dd)
  "Encumbrance" means a Security Interest, an option to purchase, royalty burdens or other encumbrance howsoever arising;

  (ee)
  "Environment" means the components of the earth and includes ambient air, land, surface and sub-surface strata, groundwater, surface water, all layers of the atmosphere, all organic and inorganic matter and living organisms, and the interacting natural systems that include such components;

  (ff)
  "Environmental Liabilities" means all Losses and Liabilities of KEL Amalco and the Acquired Entities or relating to the Assets or KEL Amalco's or the Acquired Entities' other assets and property, including any previously disposed assets or property, excluding the Exploreco Assets, arising from or relating to:

  (i)
  any and all damage, contamination or other adverse situations pertaining to the Environment, whether or not relating to or caused by the Assets or the operation thereof or otherwise related thereto; however and by whomsoever caused, and whether such damage, contamination or other adverse situations occur or arise in whole or in part prior to, at or subsequent to the date hereof; and

    (ii)
    all past, present and future obligations and liabilities arising directly or indirectly, whether before or after the date hereof, from:

    (A)
    Environmental Matters;

    (B)
    non-compliance with, violation of or liability under any Applicable Law pertaining to the Environment; or

    (C)
    Abandonment and Reclamation Obligations;

  (gg)
  "Environmental Matters" means any activity, event or circumstance in respect of or relating to (i) KEL Amalco or any of the Acquired Entities or any of their predecessors, including its or their past, present or future assets or activities and regardless of whether or not it is regarding the Assets, but specifically excluding any past or present activities related to the Exploreco Assets; or (ii) the Assets (excluding the Exploreco Assets); and relating to or respecting the Environment, including:

  (i)
  the storage, use, holding, collection, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling, transportation, or release of hydrocarbon, hazardous substances and environmental contaminants;

  (ii)
  the protection of the Environment;

  (iii)
  pollution, reclamation or restoration of the Environment; or

  (iv)
  occupational and other health and safety matters;

  (hh)
  "Exploreco" means a corporation that is or at the Closing Time shall be incorporated pursuant to the laws of the Province of Alberta and that is or at the Closing Time shall be a wholly-owned Affiliate of Vendor to which the Exploreco Assets will be conveyed as part of the Reorganization Transactions;

  (ii)
  "Exploreco Assets" means the property, assets and interests to be transferred and conveyed by KEL Amalco as part of the Reorganization Transactions to Exploreco, including the property, assets and interests to be transferred and conveyed pursuant to the agreement entitled "Purchase and Sale Agreement for Petroleum and Natural Gas Interests and Other Assets Respecting Certain Petroleum and Natural Gas Interests, Charitable Trust Interests and Other Assets" which is part of the Reorganization Transactions and which shall be dated on or prior to the Closing Date;

  (jj)
  "Files" has the meaning ascribed to that term in Clause 2.3;

  (kk)
  "Financial Information" means financial information within Vendor's possession or control and relating to KEL Amalco, the Acquired Entities, any of their predecessors, and the Assets, including (i) source records, books, general ledger, gathering and processing records, invoices, operating statements, and (ii) other financial statements (including the Financial Statements) and summaries previously prepared by Vendor or its Affiliates in association with KEL Amalco, the Acquired Entities, any of their predecessors, and the Assets;

  (ll)
  "Financial Statements" means:

  (i)
  audited financial statements associated with that portion of the Assets held by each of KEL and CALP for the 12-month periods ended December 31, 2002, December 31, 2003 and December 31, 2004 together with Collins Barrow's audit report thereon in the form prepared for each of KEL and CALP;

  (ii)
  audited statement of revenue and operating costs associated with that portion of the Assets conveyed to KEL Amalco pursuant to the Reorganization Transactions for the periods ended December 31, 2002, December 31, 2003 and December 31, 2004, together with Collins Barrow's audit report thereon;

  (iii)
  unaudited interim period financial statements associated with that portion of the Assets held by each of KEL and CALP for the nine months ended September 30, 2005 for each of KEL and CALP; and

  (iv)
  unaudited statement of revenue and operating costs associated with that portion of the Assets conveyed to KEL Amalco pursuant to the Reorganization Transactions for the nine months ended September 30, 2005;

  (mm)
  "G.B.K." means G.B.K. Holdings Ltd.;

  (nn)
  "Governmental Authority" means a federal, provincial, territorial, municipal or other government or government department, agency, board or other authority (including a court of law);

  (oo)
  "Income Taxes" means Taxes payable pursuant to the Tax Act and similar Canadian, Provincial and Territorial legislation;

  (pp)
  "Interest Amount" means the amount defined in Clause 2.8;

  (qq)
  "Interim Period" means the period from the Effective Date to the Closing Date;

  (rr)
  "KEL" means Kaiser Energy Ltd., one of the amalgamation predecessors of KEL Amalco;

  (ss)
  "KEL Amalco" means the corporation formed or to be formed by the amalgamation of G.B.K. and KEL, provided that, in respect of all periods prior to such amalgamation as part of the Reorganization Transactions, references to KEL Amalco shall mean G.B.K. and KEL on a consolidated basis, unless specified otherwise;

  (tt)
  "Lands" means the lands set out and described in Schedule "A" and includes the Leased Substances within, upon or under these lands (unless otherwise noted in Schedule "A");

  (uu)
  "Leased Substances" means all Petroleum Substances, rights to or in respect of which are granted, reserved or otherwise conferred by or under the Title Documents (but only to the extent that the Title Documents pertain to the Lands);

  (vv)
  "Liabilities" means all liabilities and obligations, whether under common law, in equity, under Applicable Law or Permits, under contract or otherwise, whether tortious, contractual, statutory or otherwise, whether absolute or contingent and whether based on fault, strict liability or otherwise;

  (ww)
  "Losses" means all losses, damage, expenses, interest, charges, assessments damages, liabilities, fines and penalties, and all reasonable costs incurred in defending or negotiating the settlement or resolution of any actions or causes of action, including reasonable legal and other professional fees and expenses on a "solicitor and his own client" basis, but notwithstanding the foregoing shall not include any liability for indirect or punitive damages, or income tax liabilities;

  (xx)
  "Major Facilities" means the Tangibles or other facilities, if any, set out in Schedule "C" under the heading "Major Facilities";

  (yy)
  "Material" means that a specific fact, change, circumstance, effect or event or combination thereof is reasonably expected to:

  (i)
  individually or in the aggregate with all other facts, changes, circumstances, effects or events or combinations thereof, in or relating to KEL Amalco or any Acquired Entity or to the Assets or the operation thereof, financial condition, results of operations, business, operations, or prospects of a Person (on a consolidated basis) have a significant effect on such a Person or the value of its assets, business, operations or prospects (on a consolidated basis);

  (ii)
  make the sale of the Shares to Purchaser pursuant hereto a breach of an Applicable Law or otherwise impossible;

    but shall not include any such specific fact, circumstance or event:

    (iii)
    set forth in a Schedule, disclosed in the Data Room or specifically consented to or approved by Purchaser prior to the date of this Agreement;

    (iv)
    relating to the operation or maintenance of the Assets and the production of Petroleum Substances from the Lands or any lands pooled or unitized therewith, all in accordance with generally accepted oil and gas industry practices in Canada, or to the quality, quantity or recoverability of Petroleum Substances within or under the Lands or any lands pooled or unitized therewith; or

    (v)
    arising as a result of conditions affecting the Canadian oil and gas business generally, including changes in commodity prices or levels of taxation; any change in Applicable Law; or the general economic, financial, currency exchange, securities or commodities market conditions in Canada or elsewhere;

  (zz)
  "Miscellaneous Interests" means, subject to any and all limitations and exclusions provided for in this definition, all of the right, title and interest of KEL Amalco and the Acquired Entities in and to, all property, assets, interests and rights pertaining to the Petroleum and Natural Gas Rights, Seismic and the Tangibles, or any of them, but only to the extent that such property, assets, interests and rights pertain to the Petroleum and Natural Gas Rights, Seismic and the Tangibles, or any of them, but in all cases excluding the Exploreco Assets, including any and all of the following:

  (i)
  contracts and agreements relating to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, including the Production and Marketing Contracts, gas purchase contracts, processing agreements, transportation agreements and agreements for the construction, ownership and operation of facilities;

    (ii)
    rights to enter upon, use or occupy, the surface of any lands which are or may be used to gain access to or otherwise use the Petroleum and Natural Gas Rights and the Tangibles, or either of them and excluding any fee simple rights;

    (iii)
    all records, books, documents, licences, reports and data which relate to the Petroleum and Natural Gas Rights and the Tangibles, or either of them; and

    (iv)
    the wellbores of and any and all casing in Wells listed in Schedule "A";

    (v)
    the Gilbert Laustsen Jung Associates Ltd. engineering report dated July 1, 2005, including the evaluations and reserve estimates that pertain to the Assets, if any, contained therein;

    however, the Miscellaneous Interests shall not include agreements, documents or data to the extent that they:

    (vi)
    pertain to engineering forecasts, evaluations or reserves estimates for any property or interests other than the Assets;

    (vii)
    pertain to KEL Amalco's, the Acquired Entities' and Vendor's proprietary technology or interpretations; or

    (viii)
    are owned or licensed by Third Parties with restrictions on their delivery or disclosure by KEL Amalco, the Acquired Entities, Vendor or any Affiliate thereof to any assignee;

  (aaa)
  "Other Individuals" means the Persons listed as "Vendors" in the agreement entitled "Purchase and Sale Agreement for Petroleum and Natural Gas Interests and Other Assets Respecting Certain Limited Partnership Interests in Canadian Acquisition Limited Partnership and Certain Petroleum and Natural Gas Interests" which is part of the Reorganization Transactions and which shall be dated on or prior to the Closing Date, provided that, for greater certainty, "Other Individuals" does not include George Kaiser or Vendor;

  (bbb)
  "Partnership Imputed Tax Liabilities" means the TEP and CALP partners' estimated Tax liabilities with respect to partnership income, calculated in accordance with the Tax Act, where KEL Amalco, TEL or TECL is required to report partnership income for the purposes of Income Taxes for specific periods that do not coincide with Purchaser's or Vendor's respective benefits of ownership as of the Effective Date;

  (ccc)
  "Party" means a party to this Agreement;

  (ddd)
  "Permits" means, all licences, permits, approvals and authorizations granted or issued by Governmental Authorities relating to the ownership, use or operation of the Assets;

  (eee)
  "Permitted Encumbrances" means:

  (i)
  liens for taxes, assessments and governmental charges which are not due at Closing;

  (ii)
  liens incurred or created in the ordinary course of business as security in favour of the person who is conducting the development or operation of the property to which such liens relate;

    (iii)
    mechanics', builders' and materialmen's liens in respect of services rendered or goods supplied for which payment is not due;

    (iv)
    easements, rights of way, servitudes and other similar rights in land (including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables) which do not materially impair the use of the Assets affected thereby;

    (v)
    the right reserved to or vested in any municipality or Governmental Authority by the terms of any lease, licence, franchise, grant or permit or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

    (vi)
    rights of general application reserved to or vested in any Governmental Authority to levy taxes on Petroleum Substances or any of them or the income therefrom, and governmental requirements and limitations of general application as to production rates on the operations of any property;

    (vii)
    statutory exceptions to title, and the reservations, limitations, provisos and conditions in any original grants from the Crown of any of the mines and minerals within, upon or under the Lands;

    (viii)
    the terms and conditions of any leases applicable to any of the Tangibles;

    (ix)
    any security held by any Third Party encumbering KEL Amalco's or any Acquired Entity's interest in and to the Assets or any part or portion thereof, in respect of which Vendor delivers a discharge to Purchaser at or prior to Closing; and

    (x)
    all Encumbrances, obligations, duties, terms and conditions set forth in a Schedule, contained in any document in the Data Room or specifically consented to or approved by Purchaser prior to the date of this Agreement, but specifically excluding the EORRs;

  (fff)
  "Person" includes any individual, body corporate, partnership (limited or general), trust, trustee, executor or similar official, Governmental Authority or other entity;

  (ggg)
  "Petroleum and Natural Gas Rights" means KEL Amalco's and the Acquired Entities' right, title, estate and interest in and to, all rights to and in respect of Leased Substances under the Title Documents, including royalty, net profits and similar interests, (but only to the extent that the Title Documents pertain to the Lands), including the interests set out and described in Schedule "A", but in all cases, excluding the Exploreco Assets;

  (hhh)
  "Petroleum Substances" means any of crude oil, crude bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas liquids, and any and all other substances related to any of the foregoing, whether liquid, solid or gaseous, and whether hydrocarbons or not, including sulphur;

  (iii)
  "Prime Rate" means an annual rate of interest equal to the annual rate of interest announced from time to time by the main Calgary branch of CIBC as the reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada;

  (jjj)
  "Production and Marketing Contracts" means all agreements relating to the operation and maintenance of the Assets, the sale, gathering, process, storage, compression, transmission, fractionation or the provision of any similar services in respect to Leased Substances;

  (kkk)
  "Purchase Price" means the sum of money set out in Clause 2.5;

  (lll)
  "Reorganization Transactions" means the transactions described in Schedule "L";

  (mmm)
  "ROFRs" means preferential, first purchase or other rights of first refusal that pertain to the Assets and that may become operative by virtue of this Agreement or the transaction to be effected by it or by virtue of the Reorganization Transactions;

  (nnn)
  "Securities Requirements" means the legal requirements in existence related to alternative disclosure for acquisitions under section 5.3(2) of the Companion Policy 44-101 CP to National Instrument 44-101 and section 8.10 of National Instrument 51-102 and any amendments thereto or any additional requirements under Applicable Law pertaining to securities or any stock exchange rules that Purchaser, its Affiliates or their respective successors or assigns, may be required to comply with by a securities commission or similar securities regulatory authority in connection with the filing by Purchaser, its Affiliates or their respective successors and assigns of a prospectus or other public disclosure documents;

  (ooo)
  "Security Interest" means any pledge, lien, charge, mortgage, assignment by way of security, conditional sale, title retention arrangement or other security interest;

  (ppp)
  "Seismic" means any seismic line or lines within the area bounded by the Lands and the information obtained by conducting geophysical surveys, and all processing and interpretation of such data and information, including all associated Seismographic Material, but only to the extent that the foregoing: (i) pertain to the Petroleum and Natural Gas Rights, and (ii) is owned by Vendor or may be transferred by Vendor (A) without any requirement to obtain the consent of any Third Party, or (B) if the consent of a Third Party is required, such consent having been obtained by Vendor prior to the Closing Date, but in each case, without any additional cost to Vendor in respect to such transfer;

  (qqq)
  "Seismographic Material" means shot-point location maps, surveyors ground elevation records and notes, lists of latitudes and departures regarding shot-point locations, all drillers logs, all shooters records, all observers reports, all seismographic magnetic tapes, all monitor records, all field records and record sections relating to the Seismic and any data or material resulting from the processing of the foregoing including one normal and one reversed sepia final film section;

  (rrr)
  "Shares" means all of the issued and outstanding shares in the capital of KEL Amalco as at the Closing Time;

  (sss)
  "Swaps" means any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, forward sale, exchange traded futures contract, or any other similar transaction (including any option with respect to any of these transactions or any combination of these transactions);

  (ttt)
  "Take or Pay Obligations" means obligations to sell or deliver Petroleum Substances or any of them, without being entitled in due course to receive and retain full payment for such Petroleum Substances;

  (uuu)
  "Tangibles" means KEL Amalco's and the Acquired Entities' right, title, estate and interest in and to, any Major Facilities and any and all tangible depreciable property and assets other than such Major Facilities which are located within, upon or in the vicinity of the Lands (or lands that are pooled or unitized therewith) and which are used or are intended to be used to produce, process, gather, treat, measure, make marketable or inject the Leased Substances or any of them or in connection with water injection or removal operations that pertain to the Petroleum and Natural Gas Rights, including without limitation any and all gas plants, oil batteries, buildings, production equipment, pipelines, pipeline connections, meters, generators, motors, compressors, treaters, dehydrators, separators, pumps, tanks, boilers, communication equipment, and all salvageable equipment pertaining to any Wells listed in the Schedules, but excluding, in all cases, the Exploreco Assets, any motorized vehicles and surplus items such as tubing and casing stored at any wellsites, but which were not charged and are not chargeable to the joint interest account with respect to that portion of the Lands;

  (vvv)
  "Tax" or "Taxes" means all taxes, duties, fees, premiums, assessments, levies and other charges of any kind whatsoever imposed by any taxing or other Governmental Authority, including income, capital, sales, excise, employee, goods and services, value added and property taxes and all interest, fines and penalties with respect thereto;

  (www)
  "Tax Act" means the Income Tax Act, (Canada), together with the related Income Tax Application Rules and Income Tax Regulations;

  (xxx)
  "Tax Returns" includes all returns, reports, declarations, elections, filings, information returns and statements in respect of Taxes which are required to be filed by KEL Amalco and the Acquired Entities in accordance with Applicable Law;

  (yyy)
  "TECL" means Taurus Exploration Canada Ltd. a body corporate, having an office in the City of Calgary in the Province of Alberta;

  (zzz)
  "TEL" means Taurus Exploration Ltd. a body corporate, having an office in the City of Calgary in the Province of Alberta;

  (aaaa)
  "TEP" means Taurus Exploration a general partnership organized under the laws of the Province of Alberta;

  (bbbb)
  "Third Party" means any Person other than Vendor and Purchaser;

  (cccc)
  "this Agreement", "herein", "hereto", "hereof" and similar expressions mean and refer to this Agreement of Purchase and Sale including the Schedules attached hereto;

  (dddd)
  "Title Defect" means a defect, deficiency, or discrepancy in or affecting the title of KEL Amalco or the Acquired Entities in and to any of the Assets which is such that a knowledgeable and prudent purchaser buying similar oil and gas properties would, acting reasonably, refuse to purchase such affected Assets for a price equal to the fair market value thereof (determined as if such defect, deficiency or discrepancy did not exist) solely because of such defect, deficiency or discrepancy, but specifically excluding:

    (i)
    any interests as described in Schedule "A" having converted from a before-payout interest to an after-payout interest as a result of payout having occurred;

    (ii)
    any defects or deficiencies in title otherwise disclosed herein;

    (iii)
    the Permitted Encumbrances;

    (iv)
    any missing or unsigned documents in the chain of title to the Lands, Leases or Tangibles where:

    (A)
    such document is not reasonably required to confirm the creation, establishment or maintenance of such title and the current status of title can otherwise be confirmed with reasonable certainty; or

    (B)
    such document represents a reduction of interest therein which is reflected in Schedule "A";

    (v)
    failure to confirm delay rental payments required to maintain freehold Leases as having been paid, where the failure to confirm such payments will not result in a termination of the Lease;

    (vi)
    KEL Amalco's, the Acquired Entities' or any predecessor's, interest being a beneficial interest rather than a legal interest; or

    (vii)
    the exercise of any ROFR as a result of the transaction contemplated herein;

  (eeee)
  "Title Documents" means, collectively, any and all certificates of title, leases, reservations, permits, licences, assignments, trust declarations, operating agreements, royalty agreements, gross overriding royalty agreements, participation agreements, farm-in agreements, sale and purchase agreements, pooling agreements and any other documents and agreements granting, reserving or otherwise conferring rights to (i) explore for, drill for, produce, take, use or market Petroleum Substances, (ii) share in the production of Petroleum Substances, (iii) share in the proceeds from, or measured or calculated by reference to the value or quantity of, Petroleum Substances which are produced, and (iv) rights to acquire any of the rights described in items (i) to (iii) of this definition; but only if the foregoing pertain in whole or in part to Petroleum Substances within, upon or under the Lands; including those set out and described in Schedule "A" or disclosed in the Data Room;

  (ffff)
  "Transaction Costs" means various costs and fees incurred by KEL Amalco in respect of the transaction contemplated herein which include but are not limited to:

  (i)
  data room costs;

  (ii)
  Employees retention costs;

  (iii)
  accounting fees;

  (iv)
  legal fees;

  (v)
  audit fees;

  (vi)
  financial advisor fees; and

    (vii)
    reserve evaluation fees;

    but only to the extent that such costs are not already wholly or partially included in Working Capital;

  (gggg)
  "Vendor's Solicitors" means Burnet, Duckworth & Palmer LLP in its capacity as legal counsel to Vendor;

  (hhhh)
  "Wells" means all wells, including producing, shut-in, abandoned, wells that require, but are not in receipt of, a reclamation certificate from Alberta Environment or Alberta Sustainable Resource Development, water source, water disposal and water injection wells, whether or not such wells are located on the Lands or are, have been or may be used in connection with the Petroleum and Natural Gas Rights;

  (iiii)
  "Working Capital" means the Current Assets, less the Current Liabilities; and

  (jjjj)
  "Working Capital Adjustments" means the aggregate of each of the following:

  (i)
  Transaction Costs;

  (ii)
  Effective Date Tax Liabilities; and

  (iii)
  Partnership Imputed Tax Liabilities;

    but only to the extent that such costs or liabilities are not already wholly or partially included in Working Capital.

1.2   Headings

        The expressions "Article", "section", "subsection", "clause", "subclause", "paragraph" and "Schedule" followed by a number or letter or combination thereof mean and refer to the specified article, section, subsection, clause, subclause, paragraph and schedule of or to this Agreement.

1.3   Interpretation Not Affected by Headings

        The division of this Agreement into Articles, sections, subsections, clauses, subclauses and paragraphs and the provision of headings for all or any thereof are for convenience and reference only and shall not affect the construction or interpretation of this Agreement.

1.4   Included Words

        When the context reasonably permits, words suggesting the singular shall be construed as suggesting the plural and vice versa, and words suggesting gender or gender neutrality shall be construed as suggesting the masculine, feminine and neutral genders. The use of "including" or "includes" or similar words in this Agreement, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items immediately following such word to those or similar items, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used, but rather such references shall be construed to refer to all items that could reasonably fall within the broadest possible scope of such general statement, term or matter.

1.5   Schedules

        There are appended to this Agreement the following schedules pertaining to the following matters:

        Schedule "A" — Lands

                                  — Petroleum and Natural Gas Rights

        Schedule "B" — Production and Marketing Contracts

        Schedule "C" — Major Facilities

        Schedule "D" — Outstanding AFEs

        Schedule "E" — Rights of First Refusal

        Schedule "F" — AMI Lands

        Schedule "G" — Production Penalties

        Schedule "H" — Leased Tangibles

        Schedule "I" — Reclamation Projects in Progress

        Schedule "J" — Form of Certificate

        Schedule "K" — Form of Resignation and Release

        Schedule "L" — Reorganization Transactions and Reorganization Documents

        Schedule "M" — List of EORR Holders

Such schedules are incorporated herein by reference as though contained in the body hereof. Wherever any term or condition of such schedules conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail.

1.6   Accounting Matters

        Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under Canadian GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with Canadian GAAP applied on a consistent basis.

1.7   Knowledge or Awareness

        Where in this Agreement a representation, warranty or certificate is made on the basis of knowledge or awareness of a Party hereto, such knowledge or awareness consists only of the actual knowledge or awareness, as the case may be, of the officers and employees of such Party having current responsibility for the Assets, and does not include knowledge and awareness of any other person or persons.

1.8   Damages

        All losses, costs, Claims, damages, expenses and liabilities in respect of which a Party has a Claim pursuant to this Agreement include reasonable legal fees and disbursements on a solicitor and client basis.

1.9   Statutory References

        Any reference in this Agreement to a law, statute, regulation, rule, by-law or other requirement of law or any governmental consent, approval, permit or other authorization shall be deemed to refer to such law, statute, regulation, rule, by-law or other requirement of law or such governmental consent, approval, permit or other authorization as it has amended, supplemented, re-enacted, varied, amended or otherwise modified or replaced from time to time up to the applicable time.

1.10 Monetary References

        Any reference to a monetary amount in this Agreement, including the use of the term "Dollar" or the symbol "$", shall mean the lawful currency of Canada unless the contrary is specified or provided for elsewhere in this Agreement.

ARTICLE 2
PURCHASE AND SALE AND CLOSING

2.1   Purchase and Sale

        Vendor hereby agrees to sell, assign, transfer, convey and set over to Purchaser, and Purchaser hereby agrees to purchase from Vendor, all of the right, title, estate and interest of Vendor (whether absolute or contingent, legal or beneficial) in and to the Shares, subject to and in accordance with the terms of this Agreement.

2.2   Closing

        Closing shall take place at the Closing Place at the Closing Time if there has been satisfaction or waiver of the conditions of Closing herein contained. Subject to all other provisions of this Agreement, title and beneficial ownership of Vendor's interest in and to the Shares shall pass from Vendor to Purchaser at the Closing Time. If funds due at Closing are transferred via wire transfer, Closing shall not conclude until Vendor is satisfied that such funds have been deposited into its bank account.

2.3   Title Documents and Miscellaneous Interests

        Vendor shall deliver to Purchaser the Title Documents and such other agreements and documents to which the Assets are subject and the original copies of those contracts, agreements, records, books, documents, licences, reports and data comprising Miscellaneous Interests which are now in the possession of Vendor or to which Vendor gains possession of prior to Closing (the "Files"). Within 14 days after Closing or such other day as agreed to by Vendor and Purchaser, Vendor shall deliver to Purchaser the Files. Notwithstanding the foregoing, if and to the extent such Files also pertain to interests other than the Assets, photocopies or other copies may be provided to Purchaser in lieu of original copies.

2.4   Form of Payment

        All payments to be made pursuant to this Agreement shall be in immediately available funds and made by certified cheque or bank draft, subject to Canadian banking clearance rules, or by wire transfer. In the event that certified cheques or bank drafts are not available due to such clearance restrictions, Purchaser shall wire to Vendor's bank account the applicable funds using the wire information provided to Purchaser prior to the Closing Time by Vendor.

2.5   Purchase Price

  (a)
  The aggregate consideration to be paid by Purchaser to Vendor for Vendor's interest in and to the Shares shall be                             ("Base Price"), plus the Interest Amount, plus or minus the Adjusted Working Capital, plus or minus any adjustment provided for in Clause 10.4, minus any adjustments provided for in Clauses 3.1(b)(ii) and 8.2(b)(ii)(C), if applicable, ("Purchase Price").

  (b)
  An interim accounting of the Adjusted Working Capital (the "Interim Adjusted Working Capital") will be made at Closing. Vendor will prepare a written interim accounting based on its good faith estimate of all charges and credits to be adjusted at Closing and deliver it to Purchaser at least 3 business days before Closing Time and make available to Purchaser all information reasonably necessary for Purchaser to understand and confirm the calculations contained therein. The Parties will cooperate in settling and agreeing to the amounts of the adjustments to be made pursuant hereto on an interim basis at Closing.

  (c)
  At Closing, Purchaser shall pay to Vendor the Base Price, plus the Interest Amount, less the Deposit, less the Deposit Interest, plus or minus the Interim Adjusted Working Capital.

2.6   Deposit

        Vendor acknowledges the receipt of                             from Purchaser, representing a deposit. If Closing occurs, the Deposit shall be retained by Vendor and, at the Closing Time, applied towards the Purchase Price and, in addition, Purchaser shall be credited with an amount equal to the interest that would have accrued on the Deposit at the Prime Rate, calculated daily and not compounded, from and including the later of the Effective Date and the date on which the Deposit was paid, to and including the day prior to the Closing Date ("Deposit Interest"). If this Agreement is terminated prior to Closing, the Deposit and any interest actually earned on the Deposit while held by the Vendor hereunder shall be governed pursuant to Clauses 3.1 and 3.2.

2.7   Competition Act

  (a)
  Purchaser (with Vendor's assistance) will use its reasonable efforts to obtain an Advance Ruling Certificate or, if Purchaser is unsuccessful in so doing and does not receive an exemption waiver pursuant to section 113(c) of Competition Act (Canada) will, as promptly as practicable, in the manner prescribed under the Competition Act (Canada), make all necessary filings and notifications under the Competition Act (Canada) with respect to the transactions contemplated hereby and satisfy all information requests made pursuant thereto to the end that all necessary time and waiting periods thereunder shall have expired and no application shall have been made or threatened under sections 92 or 100 thereof. Purchaser and Vendor agree that, if the Parties deem it advisable, a request for an Advance Ruling Certificate may be made at the same time as any other necessary filings and notifications. If Purchaser is unsuccessful in obtaining an Advance Ruling Certificate or an exemption waiver pursuant to section 113(c) of Competition Act (Canada), along with or after having made, a request for an Advance Ruling Certificate, or if Purchaser notifies Vendor in writing that Purchaser wishes to make a filing under the Competition Act (Canada), Purchaser will promptly as practicable, in the manner prescribed under the Competition Act (Canada), make all necessary filings and notifications under the Competition Act (Canada) with respect to the transactions contemplated hereby and satisfy all information requests made by the Competition Bureau pursuant thereto to the end that all necessary time and waiting periods shall have expired and no application shall have been made or threatened under sections 92 or 100 thereof. At the option of Purchaser, the filing of materials by Purchaser may either be carried out directly by Purchaser or will be filed jointly with Vendor's filing materials. In any event, all filing and application fees payable under the Competition Act (Canada) and related regulations shall be shared equally between the Parties.

  (b)
  Vendor and Purchaser shall cooperate with each other to facilitate the prompt collection, presentation and delivery of information to all Governmental Authorities necessary to make the necessary filings and applications as soon as reasonably possible after the execution of this Agreement. A copy of all materials filed, provided or received by either Party or such Party's representative in connection with making such applications shall be provided to the other Party within one Business Day of filing, provision or receipt (as applicable), provided nothing in this Clause 2.7 shall require either Party to disclose confidential information to the other.

  (c)
  Purchaser shall pay all costs associated with obtaining an Advance Ruling Certificate or an exemption waiver or the costs associated with making the necessary filings and notifications under the Competition Act (Canada).

2.8   Interest Amount

        The "Interest Amount" shall be an amount equal to the interest that would have accrued on the Base Price, at the Prime Rate calculated daily and not compounded, from and including the Effective Date to and including the day prior to the Closing Date.

2.9   Section 116 Certificates

  (a)
  The Parties acknowledge that Purchaser and Vendor have certain obligations pursuant to section 116 of the Tax Act in connection with the transactions contemplated in this Agreement.

  (b)
  If Vendor has not delivered to Purchaser at or prior to the Closing Time one or more tax clearance certificate issued pursuant to subsection 116(2) or 116(4) of the Tax Act (collectively, the "Section 116 Certificate") having an aggregate certificate limit equal to or greater than the amount payable by Purchaser to Vendor at Closing, including through the release of the Deposit and the crediting of the Deposit Interest, (in this Clause 2.9, the "Closing Amount"), then, at the Closing Time, Purchaser shall withhold from its payment to Vendor at Closing an amount (in this Clause 2.9, the "Withholding Tax Amount") equal to 25% of the lesser of:

  (i)
  the Closing Amount; and

  (ii)
  the amount by which the Closing Amount exceeds the aggregate certificate limit for the Section 116 Certificate, if Vendor has delivered a Section 116 Certificate prior to the Closing Time;

    and at the Closing Time pay the Withholding Tax Amount to Vendor's Solicitors, to be held on trust and disbursed as provided in this Clause 2.9.

  (c)
  Vendor and Purchaser shall enter into an escrow letter with Vendor's Solicitors that will set forth the terms on which the funds to be paid to Vendor's Solicitors in Clause 2.9(b) shall be received, held and disbursed by Vendor's Solicitors, including, in particular, provision requiring the Vendor's Solicitors to hold the Withholding Tax Amount in trust and on the last Business Day that is within 30 days of the end of the month in which Closing occurs, to remit such monies to the Receiver General of Canada as required pursuant to section 116 of the Tax Act and, if Vendor provides to Purchaser and the Vendor's Solicitors a Section 116 Certificate prior to the time for such remittance, to release to Vendor the lesser of the balance of such monies and 25% of the certificate limit specified in such Section 116 Certificate.

2.10 Final Accounting

  (a)
  Within 180 days following Closing, Vendor shall prepare a final accounting of the Adjusted Working Capital (the "Final Adjusted Working Capital"). To do so, Vendor shall prepare the consolidated financial statements of KEL Amalco as at the Effective Date and confirm or re-calculate the Working Capital and Working Capital Adjustments, in each case, as at the Effective Date. Accordingly, if:

  (i)
  the difference between the Final Adjusted Working Capital and Interim Adjusted Working Capital is positive, Purchaser shall, subject to Clause 2.10(e), pay to Vendor the amount of such difference; or

  (ii)
  the difference between the Final Adjusted Working Capital and Interim Adjusted Working Capital is negative, Vendor shall pay to Purchaser the amount of such difference.

    Except as provided in Clause 2.10(b) there shall be no further re-calculation or adjustment to the Adjusted Working Capital after settlement of the Final Adjusted Working Capital in this Clause 2.10(a).

  (b)
  If after the final accounting provided for in Clause 2.10(a) either Party determines that the Final Adjusted Working Capital was not calculated correctly in respect of any amount pertaining to Alberta Crown royalties, (but no other amount) then, to the extent that such matters are relevant, the Final Adjusted Working Capital shall be re-calculated and the applicable payments shall be made by the applicable Party to the applicable Party taking into account any prior payments made pursuant to Clause 2.10(a). Notwithstanding the foregoing in this Clause 2.10(b), no re-calculation of the Final Adjusted Working Capital shall be made pursuant to this Clause 2.10(b), and no payments shall be made pursuant to such re-calculation, unless notice of the matters underlying such re-calculation has been given by the Party seeking re-calculation to the other Party within one year following Closing.

  (c)
  At any time during the one year period following Closing, each Party shall have the right, at its own cost and upon at least 10 days prior notice to the other Party, to examine, copy and audit the accounting and financial records of the other Party relating to KEL Amalco, the Acquired Entities and the Assets for the purpose of verifying the calculation or re-calculation of the Final Adjusted Working Capital as provided in this Clause 2.10. Each Party shall cooperate with the other Party in order to provide reasonable access to its records to the other Party for the purposes of this 2.10(c).

  (d)
  If the Parties fail to agree on the calculation or re-calculation of the Final Adjusted Working Capital as provided in this Clause 2.10, then, on notice to the other Party, a Party may require that the matter be resolved by arbitration in the manner provided for in Clause 14.5(c).

  (e)
  If the amount payable by Purchaser to Vendor pursuant to Clause 2.10(a)(i) exceeds the balance of all Section 116 Certificates delivered by Vendor to Purchaser hereunder and taking into account the payments made and amounts, if any, withheld and remitted as provided in Clause 2.9, then Purchaser shall withhold from such payment and pay 25% of such excess to Vendor's Solicitors to hold and disburse such monies as provided in the escrow letter contemplated in Clause 2.9(c).

ARTICLE 3
CONDITIONS OF CLOSING

3.1   Purchaser's Conditions

  (a)
  Subject to Clause 3.1(b), the obligation of Purchaser to purchase Vendor's interest in and to the Shares is subject to the following conditions precedent, which are inserted herein and made part hereof for the exclusive benefit of Purchaser and may be waived by Purchaser:

  (i)
  the representations and warranties of Vendor herein contained shall be true in all material respects when made and as of the Closing Time and all obligations and covenants of Vendor to be performed prior to or at the Closing Time (other than in respect to the agreements, certificates and other instruments and documents to be delivered at the Closing Time by Vendor pursuant to Clause 4.1) shall have been timely performed in all material respects;

  (ii)
  at the Closing Time, Vendor shall have duly delivered the agreements, certificates and other instruments and documents required pursuant to Clause 4.1;

  (iii)
  no Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated hereby which have not been vacated prior to the Closing Time; and

  (iv)
  Purchaser shall have received the Competition Act (Canada) clearance by way of Advance Ruling Certificate, exemption or filing, as set out in this Agreement, at or before the Closing Time on terms and conditions satisfactory to Purchaser acting reasonably.

  (b)
  If the condition precedent set out in Clause 3.1(a)(i) has not been satisfied, complied with or waived by Purchaser at or before the Closing Time, then, at or before the Closing Time Purchaser may give Vendor notice setting forth which specific representations and warranties were not true in all material respects or which specific obligations and covenants were not timely performed in all material respects, including details of how such representations and warranties were not true or such obligations and covenants were not timely performed. If Purchaser fails to provide such notice in respect of any representations and warranties that were not true in all material respects or any obligations and covenants that were not timely performed in all material respects, then Purchaser shall be deemed to have waived the condition precedent in Clause 3.1(a)(i) in respect to those representations, warranties, obligations and covenants. If the direct consequence of the applicable representations and warranties not being true in all material respect or the applicable obligations and covenants not being timely performed in all material respects for which Purchaser has duly given such notice to Vendor reasonably would be expected to give rise to aggregate Losses and Liabilities for Vendor, KEL Amalco or any Acquired Entity after Closing of:

    (i)
    up to                             , then the condition precedent in Clause 3.1(a)(i) shall be deemed to have been satisfied prior to the Closing Time;

    (ii)
    more than                             but less than or equal to                             then, for the purposes of Closing, the condition precedent in Clause 3.1(a)(i) shall be deemed to have been satisfied prior to the Closing Time, but following Closing Purchaser shall be entitled to an equitable adjustment to the Purchase Price to compensate it for the expected Losses and Liabilities that are more than                             but less than or equal to                             and that reasonably would be expected to arise as a direct consequence of the applicable representations and warranties not being true in all material respect or the applicable obligations and covenants not being timely performed in all material respects. If the Parties cannot agree on the amount of such equitable Purchase Price adjustment within 45 days following Closing, then either Party may require that the matter be resolved by arbitration as provided in Clause 14.5(c). If any of the applicable representations and warranties are corrected or the applicable obligations and covenants performed after Closing, then any such expected Losses and Liabilities associated with such representations, warranties, obligations or covenants shall be excluded from consideration in reaching such equitable Purchase Price adjustment; or

    (iii)
    more than                             , then, subject to Clause 3.1(d), Purchaser may terminate this Agreement by notice to Vendor immediately prior to the Closing Time.

  (c)
  If any of the conditions precedent set out in Clauses 3.1(a)(ii), (iii) and (iv) has not been satisfied, complied with or waived by Purchaser at or before the Closing Time, then, subject to Clause 3.1(d), Purchaser may terminate this Agreement by written notice to Vendor immediately prior to the Closing Time.

  (d)
  If, prior to the Closing Time on the Closing Date (as determined without reference to this Clause 3.1(d)), as a consequence of any of the conditions precedent set out in Clause 3.1(a) not having been satisfied, complied with or waived by Purchaser, Purchaser would otherwise be entitled to terminate this Agreement immediately prior to the Closing Time as provided in Clause 3.1(b)(iii) or (c), then the Closing Date shall be extended, without any further actions by the Parties, until December 30, 2005, and during such extension Vendor shall use its commercially reasonable efforts to satisfy or comply with such conditions precedent. The Closing Date may be further extended only by the written agreement of both Parties. If the Closing Date has been extended pursuant to this Clause 3.1(d), then on such extended Closing Date, Clauses 3.1(b)(iii) and (c) shall be read without the cross-references to this Clause 3.1(d) therein and this Clause 3.1(d) shall not apply, unless the Parties have agreed otherwise.

  (e)
  If Purchaser terminates this Agreement as provided in Clause 3.1(b)(iii) or (c), Vendor shall forthwith return the Deposit, together with any interest actually earned on the Deposit while held by Vendor hereunder, to Purchaser. In addition, in the event of such termination where both:

  (i)
  either of the conditions precedent in Clauses 3.1(a)(i) and (ii) has not been satisfied; and

  (ii)
  all of the conditions precedent set forth in Clause 3.2(a) have been satisfied;

    Vendor shall reimburse Purchaser for all reasonable and documented out-of-pocket costs and expenses incurred by it in connection with the transactions contemplated in this Agreement, including all costs, fees, expenses and commissions paid by Purchaser in connection with its "bought deal" financing to fund the Purchase Price (or a portion thereof), but excluding all costs and expenses incurred in connection with the negotiation of this Agreement or Purchaser's due diligence regarding such transactions conducted prior to the date of this Agreement, up to a maximum of                             . Subject to such limitation, Vendor shall make such reimbursement within 30 days of the provision by Purchaser of a statement of such costs and expenses, including receipts or other reasonable documentation of such costs and expenses with such statement, provided that all claims for such reimbursement must be submitted to Vendor within 90 days of termination of this Agreement, failing which Vendor shall have no obligation to make any further reimbursements in this regard. However, in the event of such termination where either:

    (iii)
    both of the conditions precedent in Clauses 3.1(a)(i) and (ii) have been satisfied; or

    (iv)
    any of the conditions precedent in Clause 3.2(a) has not been satisfied;

    Purchaser shall not be entitled to such reimbursement or any other compensation in respect to such termination.

  (f)
  Following any termination of this Agreement by Purchaser pursuant to Clause 3.1(b)(iii) or (c), Purchaser and Vendor shall be released and discharged from the further performance of any duties or obligations hereunder except as provided in this Clause 3.1(a) and Clause 14.14 and Purchaser shall have no Claims against Vendor hereunder or in connection with the Shares, KEL Amalco, the Acquired Entities or the transactions contemplated in this Agreement and Purchaser's sole and exclusive right and recourse against Vendor shall be limited to the refund of the Deposit, together with any interest actually earned on the Deposit while held by Vendor hereunder, and, if applicable, the reimbursement of certain of Purchaser's costs and expenses as provided in Clause 3.1(e).

3.2   Vendor's Conditions

  (a)
  The obligation of Vendor to sell its interest in and to the Shares is subject to the following conditions precedent, which are inserted herein and made part hereof for the exclusive benefit of Vendor and may be waived by Vendor:

  (i)
  the representations and warranties of Purchaser contained in Clause 5.6 shall be true in all material respects when made and as of the Closing Time and all obligations and covenants of Vendor to be performed prior to or at the Closing Time (other than in respect to the payments, agreements, certificates and other instruments and documents to be made and delivered at the Closing Time by Purchaser pursuant to Clause 4.2) shall have been timely performed in all material respects;

  (ii)
  at the Closing Time, Purchaser shall have duly made and delivered the payments, agreements, certificates and other instruments and documents required pursuant to Clause 4.2;

  (iii)
  no Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated hereby which have not been vacated prior to the Closing Time; and

    (iv)
    Purchaser shall have received the Competition Act (Canada) clearance by way of Advance Ruling Certificate, exemption or filing, as set out in this Agreement, on or before the Closing Time on terms and conditions satisfactory to Vendor acting reasonably.

  (b)
  If any of the conditions precedent set out in Clause 3.2(a) has not been satisfied, complied with or waived by Vendor at or before the Closing Time, Vendor may terminate this Agreement by written notice to Purchaser immediately prior to the Closing Time.

(c)	(i)	If Vendor terminates this Agreement as provided in Clause 3.2(b), Purchaser and Vendor shall be released and discharged from the further performance of any duties or obligations hereunder except as provided in this Clause 3.2(c) and Clause 14.14.
    (ii)
    If Vendor terminates this Agreement as provided in Clause 3.2(b) as a consequence of the conditions precedent set forth in Clause 3.2(a)(i) or (ii) not having been satisfied or complied with, then Vendor shall be entitled to retain the Deposit, together with any interest actually earned on the Deposit while held by Vendor hereunder, as liquidated damages, being the Parties' good faith estimate of a portion of the damages that Vendor will suffer as a consequence of the termination of this Agreement as a consequence of such matters, provided that, such entitlement to the Deposit, together with any interest actually earned on the Deposit while held by Vendor hereunder, shall be in addition to (and not in substitution for) and without prejudice to any other remedies Vendor may have, whether at law or in equity, in respect to such termination of this Agreement.

    (iii)
    If Vendor terminates this Agreement as provided in Clause 3.2(b) as a consequence of the conditions precedent set forth in Clause 3.2(a)(iii) or (iv) not having been satisfied or complied with, Vendor shall forthwith return the Deposit, together with any interest actually earned on the Deposit while held by Vendor hereunder, to Purchaser and neither Party shall have any Claims against the other Party hereunder or in connection with the Shares, KEL Amalco, the Acquired Entities or the transactions contemplated in this Agreement, other than Purchaser's right against Vendor to require the Deposit, together with any interest actually earned on the Deposit while held by Vendor hereunder, be returned to it.

3.3   Efforts to Fulfil Conditions Precedent

        Purchaser and Vendor shall proceed diligently and in good faith and use all commercially reasonable efforts to satisfy and comply with and assist in the satisfaction and compliance with the conditions precedent set out in Clauses 3.1(a) and 3.1(b). If there is a condition precedent that is to be satisfied or complied with prior to the Closing Time, and if, by the time the condition precedent is to be satisfied or complied with, the Party for whose benefit the condition precedent exists fails to notify the other Party whether or not the condition precedent has been satisfied or complied with, the condition precedent shall be conclusively deemed to have been satisfied or complied with.

ARTICLE 4
CLOSING DELIVERIES

4.1   Deliveries by Vendor at Closing

        At the Closing Time, Vendor shall deliver to Purchaser the items set out below:

  (a)
  a certificate or certificates representing the Shares, duly endorsed for transfer by Vendor or accompanied by a power of attorney to transfer such shares duly executed by Vendor;

  (b)
  a certified copy of a directors resolution of KEL Amalco approving of and authorizing the transfer of the Shares from Vendor to Purchaser;

  (c)
  a new share certificate issued in the name of Purchaser in respect of the Shares;

  (d)
  a certificate of an officer or director of Vendor in the form specified in Schedule "J";

  (e)
  resignations of all directors and officers of KEL Amalco and the Acquired Entities from all such positions and offices within KEL Amalco and the Acquired Entities and a release from each such individual pursuant to which he or she releases all Claims that he or she has or may at any time have against KEL Amalco and the Acquired Entities, which shall be in the form set forth in Schedule "K";

  (f)
  releases and registerable discharges or no interest letters in respect of all registered Security Interests pertaining to the Assets or the Acquired Entities or the Shares, granted by Vendor or any Affiliate thereof;

  (g)
  a certified copy of a resolution of the board of directors of Vendor approving its sale of the Shares to Purchaser as provided in this Agreement; and

  (h)
  a certified copy of a special resolution of the shareholders of Vendor approving the sale of the Shares to Purchaser as provided in this Agreement.

4.2   Deliveries by Purchaser at Closing

        At the Closing Time, Purchaser shall pay or deliver to Vendor the items and payments set out below:

  (a)
  the amount specified in Clause 2.5(c), in the manner contemplated in Clause 2.4;

  (b)
  a certificate of an officer or director of Purchaser, in the form of Schedule "J";

  (c)
  releases in favour of each of the directors and officers of KEL Amalco and the Acquired Entities, releasing such individuals from all Claims that KEL Amalco and the Acquired Entities has or may at any time have against such individual in his or her capacity as an officer or director thereof, which shall be in the form set forth in Schedule "K";

  (d)
  a certified copy of a resolution of the board of directors of Purchaser approving its purchase of the Shares from Vendor as provided in this Agreement;

  (e)
  Notice of Directors or Notice of Change of Directors for KEL Amalco and, if applicable, the Acquired Entities, effective as of Closing, to be filed with Alberta corporate registry; and

  (f)
  Notice of Address or Notice of Change of Address for KEL Amalco and, if applicable, the Acquired Entities, effective as of Closing, to be filed with Alberta corporate registry.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5.1   Representations and Warranties regarding Vendor

        Purchaser acknowledges that it is purchasing Vendor's interest in and to the Shares without representation and warranty and without reliance on any information provided to or on behalf of Purchaser by Vendor or any Affiliate thereof or any Third Party, whether verbal or in writing and whether contained herein, including in a Schedule, or in the Data Room or otherwise, except that Vendor makes only the representations and warranties to Purchaser contained in Clauses 5.1 to 5.4 inclusive. Vendor makes the following representations and warranties to Purchaser, but no Claim in respect of which shall be made or be enforceable by Purchaser unless written notice of such Claim, with reasonable particulars, is given by Purchaser to Vendor within a period of 12 months from the Closing Time:

  (a)
  Vendor is a corporation duly organized, validly existing and is authorized to carry on business in the Province of Alberta;

  (b)
  the execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite corporate, shareholders' and directors' actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which Vendor is bound;

  (c)
  the execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with or constitute a default under any term or provision of any agreement or document to which Vendor is party or by which Vendor is bound, nor under any judgement, decree, order, statute, regulation, rule or license applicable to Vendor;

  (d)
  this Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of Vendor enforceable against Vendor in accordance with their terms;

  (e)
  no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority exercising jurisdiction over Vendor or the Shares is required for the due execution, delivery and performance by Vendor of this Agreement, other than authorizations, approvals or exemptions from requirement therefore, previously obtained and currently in force, or those to be received under the Competition Act (Canada), if applicable; and

  (f)
  Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the transaction to be effected by it for which Purchaser shall have any obligation or liability.

5.2   Representations and Warranties regarding KEL Amalco and the Acquired Entities

        Vendor makes the following representations and warranties to Purchaser, but no Claim in respect of which shall be made or be enforceable by Purchaser unless written notice of such Claim, with reasonable particulars, is given by Purchaser to Vendor within a period of 12 months from the Closing Time:

  (a)
  at the Closing Time Vendor shall be the sole legal and beneficial owner of and have good and marketable title to the Shares, free and clear of all Encumbrances and those shares are and at the Closing Time shall be the only issued and outstanding shares of KEL Amalco;

  (b)
  at the Closing Time the Shares shall be duly issued and are fully paid and non-assessable shares in the capital of KEL Amalco;

  (c)
  other than the requirements to obtain approval of KEL Amalco's board of directors, there are no contractual restrictions binding on Vendor or KEL Amalco that could affect the transfer of the Shares to Purchaser pursuant hereto;

  (d)
  Vendor is not a party to, nor are the Shares subject to, any shareholders' agreement (including any unanimous shareholders' agreement), pooling agreement, voting trust, escrow agreement or other similar agreement pertaining to the ownership, voting or disposition of the Shares or to the operation or management of KEL Amalco which will continue to bind or affect the Shares after the Closing;

(e)	(i)	Schedule "L" sets forth the forms of all material agreements and documents (excluding the schedules thereto and any director, shareholder or partner resolutions or consents, share or partnership unit certificates, general and specific conveyances, officer's certificates and any Tax election forms related to or required under such agreements) that are required to complete the Reorganization Transactions in accordance with all Applicable Law and to which KEL Amalco or any of the Acquired Entities is a party (the "Reorganization Documents"); and
(ii)
prior to the Closing Time, the transactions contemplated therein shall have been completed substantially in the manner and on the terms set forth therein and as disclosed in Schedule "L" and the Data Room, except where any failure to do so would not be Material;
  (f)
  at the Closing Time the authorized capital of KEL Amalco shall consist of an unlimited number voting common shares;

  (g)
  at the Closing Time all of the issued and outstanding shares of KEL Amalco shall be held by Vendor;

  (h)
  other than Vendor pursuant to the Reorganization Transactions and Purchaser pursuant to this Agreement, no Person has any rights, contingent or vested, to acquire any of the Shares or any rights or instruments which may be converted into shares of KEL Amalco or rights to acquire any shares of KEL Amalco;

  (i)
  the Financial Statements fairly present the financial position and condition of KEL Amalco, and the Acquired Entities at the dates thereof and, in the case of audited Financial Statements, are or were prepared in accordance with Canadian GAAP, consistently applied (except as otherwise indicated in such Financial Statements and notes thereto);

  (j)
  to Vendor's knowledge, Vendor or its representatives have made available to Purchaser or its representatives, whether through the Data Room or otherwise, all of the following information pertaining to KEL Amalco, the Acquired Entities and the Assets that was in Vendor's or its Affiliates possession and control as at the execution of this Agreement:

  (i)
  all of the Title Documents and any other agreements and documents to which the Assets are subject;

    (ii)
    evidence available with respect to the payment of all bonuses, rentals and royalties due under the Title Documents;

    (iii)
    lease and contract records;

    (iv)
    mortgages, deeds of trust, security agreements, chattel mortgages and other encumbrances affecting the Assets;

    (v)
    evidence with respect to the payment of all taxes, charges and assessments pertaining to the Assets;

    (vi)
    production records, ownership maps and surveys;

    (vii)
    processing and pipeline agreements, permits, easements, licenses and orders;

    (viii)
    all documents and information relevant to environmental damage or contamination or other environmental problems pertaining to the Assets; and

    (ix)
    accounting records, policies of insurance, consulting agreements, field contracts and other agreements relating to the operation of the Assets;

    other than any of the foregoing in respect of which a failure to make same available for Purchaser's review would not be Material;

  (k)
  at Closing Time all of the issued and outstanding shares of TEL and TECL and all of the partnership interests in TEP and CALP shall be held by KEL Amalco or an Acquired Entity;

  (l)
  at the Closing Time KEL Amalco shall be a registrant for the purposes of the Excise Tax Act (Canada);

  (m)
  TEP is a registrant for the purposes of the Excise Tax Act (Canada);

  (n)
  TECL is a registrant for the purposes of the Excise Tax Act (Canada);

  (o)
  TEL is a registrant for the purposes of the Excise Tax Act (Canada);

  (p)
  CALP is a registrant for the purposes of the Excise Tax Act (Canada);

  (q)
  each of G.B.K. and KEL is, and at the Closing Time KEL Amalco shall be, a corporation duly incorporated, organized and subsisting under the laws of the Province of Alberta with the corporate power and authority to own its assets and to carry on its business as now conducted by it and is registered to carry on business in the jurisdictions where it carries on business, except where failure to so register would not be Material;

  (r)
  TEP is a general partnership duly formed, organized and subsisting under the laws of the Province of Alberta with the power and authority to own its assets and to carry on its business as now conducted by it and is registered to carry on business in the jurisdictions where it carries on business, except where failure to so register would not be Material;

  (s)
  CALP is a limited partnership duly formed, organized and subsisting under the laws of the State of Delaware, U.S.A., with the power and authority to own its assets and to carry on its business as now conducted by it and is registered to carry on business in the jurisdictions where it carries on business, except where failure to so register would not be Material;

  (t)
  each of TEL and TECL is a corporation duly incorporated, organized and subsisting under the laws of the Province of Alberta with the corporate power and authority to own its assets and to carry on its business as now conducted by it and is registered to carry on business in the jurisdictions where it carries on business, except where failure to so register would not be Material;

  (u)
  neither KEL Amalco nor any Acquired Entity has received notice of any Claim and to the knowledge of the Vendor, KEL Amalco or any Acquired Entity, there are no unsatisfied judgments, Claims or threatened Claims against KEL Amalco, any Acquired Entity or the Assets nor, to the knowledge of the Vendor, KEL Amalco or any Acquired Entity, are there any facts which could reasonably give rise to such Claim, except for Claims which, if decided or determined against the interests of KEL Amalco or any Acquired Entity, or for any such unsatisfied judgments, as the case may be, would not be, individually or in the aggregate, Material;

  (v)
  other than (i) Liabilities disclosed in the Financial Statements or in the Data Room, (ii) Liabilities incurred in the normal course of business of KEL Amalco and the Acquired Entities, or (iii) Liabilities which are not, individually or in the aggregate, Material; there have been no Liabilities incurred by KEL Amalco or any Acquired Entity, and none of the KEL Amalco and the Acquired Entities has any debt (other than any Current Liabilities included in the calculation of the Working Capital);

  (w)
  none of the Acquired Entities holds any interest in any body corporate or partnership except for another Acquired Entity;

  (x)
  none of the Acquired Entities is a party to any agreements of any nature to acquire any shares of any body corporate or to acquire, capitalize or invest in any business or entity other than in respect of another Acquired Entity;

  (y)
  no Affiliate, director, former director, officer or employee of KEL Amalco, any Acquired Entity or any Person not dealing at "arm's length" (within the meaning of the Tax Act) with any such Person is indebted to KEL Amalco or any Acquired Entity and KEL Amalco and the Acquired Entities are not indebted to any such Person, except as disclosed in the Financial Statements or in the Data Room or for any such indebtedness which would not be, individually or in the aggregate, Material;

  (z)
  at the Closing Time, neither KEL Amalco nor any Acquired Entity will have any accounts, notes or loans receivable from or payable to any of their directors or officers or to Vendor or any other Person not dealing at arm's length with KEL Amalco and the Acquired Entities, except as disclosed in the Financial Statements or in the Data Room or for any such amounts which would not be, individually or in the aggregate, Material;

  (aa)
  KEL Amalco and the Acquired Entities have complied with all of their obligations under any applicable workers' compensation legislation, including payment of all amounts payable thereunder, and KEL Amalco's and the Acquired Entities' accounts with all applicable workers' compensation boards or comparable bodies are in good standing, except when failure to do so would not be Material; and

  (bb)
  except as disclosed to Purchaser, KEL Amalco does not currently have any outstanding Swaps.

5.3   Representations regarding the Assets

        Vendor makes the following representations and warranties to Purchaser, but no Claim in respect of which shall be made or be enforceable by Purchaser unless written notice of such Claim, with reasonable particulars, is given by Purchaser to Vendor within a period of 12 months from the Closing Time:

  (a)
  at the date hereof, except for or pursuant to any Permitted Encumbrances, Encumbrances held by or in favour of KEL Amalco or any Acquired Entity or which would not be Material or the EORRs: (i) neither KEL Amalco nor any Acquired Entity has alienated or encumbered the Assets or any part or portion thereof, and (ii) to the knowledge of Vendor, the Assets are now free and clear of all Encumbrances created by, through or under Vendor, KEL Amalco, any Acquired Entity or any Affiliate thereof;

  (b)
  at the Closing Time, except for or pursuant to any Permitted Encumbrances or Encumbrances held by or in favour of KEL Amalco or any Acquired Entity or which would not be Material: (i) neither KEL Amalco nor any Acquired Entity has alienated or encumbered the Assets or any part or portion thereof, and (ii) to the knowledge of Vendor, the Assets are now free and clear of all Encumbrances created by, through or under Vendor, KEL Amalco, any Acquired Entity or any Affiliate thereof;

  (c)
  to the knowledge of Vendor, all amounts due and payable to Third Parties prior to the date hereof and pertaining to the Assets have been fully paid, including (i) any and all ad valorem and property taxes, (ii) any and all production, severance and similar taxes, charges and assessments based upon or measured by the ownership or production of Leased Substances or any of them or the receipt of proceeds therefore, (iii) any amounts that are subject to dispute, and (iv) all amounts due and payable in connection with Permitted Encumbrances or the EORRs; except, in each case, amounts that would not be, individually or in the aggregate, Material;

  (d)
  there are no Take or Pay Obligations pertaining to the Assets which are individually or in the aggregate Material;

  (e)
  except in connection with the AFEs or as disclosed in the Data Room, at the Effective Date, there are no financial commitments of KEL Amalco or any Acquired Entity for which their respective shares are over                   , other than operating expenses incurred in the normal conduct of operations of the Assets;

  (f)
  during the period from the Effective Date to the Closing Date there has been no uninsured loss of, damage or alteration to or destruction of the Tangibles, other than such losses, damage, alteration or destruction that would not be individually or in the aggregate, Material;

  (g)
  except as identified on Schedule "B" or disclosed in the Data Room and excluding supply contracts with aggregators, neither KEL Amalco nor any Acquired Entity is a party to, and neither KEL Amalco's nor any Acquired Entity's interest in and to the Assets is otherwise bound or affected by, any Production and Marketing Contract which is not terminable without penalty on 92 days or less notice or which would be Material;

  (h)
  Vendor is not aware of:

  (i)
  any orders or directives specific to the Assets or a portion thereof which relate to Environmental Liabilities and which require any work, repairs, construction or capital expenditures with respect to the Assets, where such orders or directives have not been complied with in all material respects;

  (ii)
  any demand or notice issued with respect to the breach of any Applicable Law relating to the Environment, health or safety specifically applicable to the Assets or a portion thereof, including demand or notice respecting the use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding on the date hereof; or

  (iii)
  the occurrence of any releases, deposits or discharges, in violation of Applicable Laws, of any hazardous or toxic substances, contaminants or wastes into the Environment on, or in respect of, any of the Assets, including any that have not been rectified or are in the process of being rectified;

    other than any such orders, directives, demands or notices, or release, deposit or discharge, which would not be, individually or in the aggregate, Material;

  (i)
  except as specifically identified in Schedule "G", to its knowledge:

  (i)
  each Well listed in Schedule "A" which has been drilled for the purpose of producing Petroleum Substances therefrom has been drilled at a location for which an off-target production penalty is not applicable under the Applicable Laws; and

  (ii)
  none of the Wells listed in Schedule "A" have been produced in excess of applicable production allowables imposed by Applicable Law and there is no pending change in such production allowable, other than as may generally be applicable pursuant to a change in the Applicable Laws;

  (j)
  except as specifically identified in Schedule "F", to its knowledge the Lands are not subject to an agreement which provides for an area of mutual interest;

  (k)
  to its knowledge, each Well operated by KEL Amalco or the Acquired Entities and listed in Schedule "A", whether producing, shut-in, injection, disposal, or otherwise, has been drilled and, if completed, completed and operated in accordance with good oil and gas field practices and the material requirements of the Applicable Laws, in each case, in all material respects;

  (l)
  other than as specified in Schedule "I", to its knowledge each Well operated by KEL Amalco or the Acquired Entities and listed in Schedule "A" and which has been abandoned has been plugged and abandoned, and the wellsite therefore properly restored, in accordance with good oil and gas field practices and the material requirements of the Applicable Laws, in each case, in all material respects;

  (m)
  the Tangibles operated by KEL Amalco or the Acquired Entities have been constructed, installed, maintained, and operated in accordance with generally accepted engineering practices, good oil and gas field practices, and the material requirements of the Applicable Laws, in each case, in all material respects;

  (n)
  other than as specifically identified in Schedule "H", none of the Tangibles is leased or rented;

  (o)
  during the period from the Effective Date to the Closing Date, no Tangibles have been removed from their location as of the date hereof;

  (p)
  as of the date of this Agreement, KEL Amalco meets the requirements of all governmental agencies to hold the licences for the Wells for which it is licensee, if any, and its Licence Liability Rating (as set forth and described in ID 2001-8) equals or exceeds 1.0;

  (q)
  except as may be set out in Schedule "E" or pursuant to a Permitted Encumbrance, to its knowledge the Assets are not subject to any ROFR that becomes operative by virtue of this Agreement or the transaction to be effected by it; and

  (r)
  to Vendor's knowledge, the Persons set forth in Schedule "M" include all of the Persons to whom EORRs are currently payable.

5.4   Representations and Warranties regarding Taxes

        Vendor makes the following representations and warranties to Purchaser, but no Claim in respect of which shall be made or be enforceable by Purchaser unless written notice of such Claim, with reasonable particulars, is given by Purchaser to Vendor within 30 days after the expiration of any assessment or reassessment period for Taxes relating to any taxation year or period for KEL Amalco or any Acquired Entity that ended prior to the date hereof without taking into account any waiver or similar document extending such period, given after Closing, unless Vendor has consented to giving such waiver or similar document:

  (a)
  KEL Amalco and the Acquired Entities have duly and timely:

  (i)
  filed all Tax Returns required to be filed by each of them prior to the date hereof and such Tax Returns are true, complete and accurate in all material respects;

  (ii)
  paid all Taxes (including instalments) due and payable by each of them prior to the date hereof; and

  (iii)
  withheld and remitted to the appropriate Governmental Authorities all amounts required to be withheld by each of them prior to the date hereof in respect of the Tax liability of any other Person (including Employees); and

  (iv)
  to their knowledge, there are no Claims threatened or pending against KEL Amalco or any Acquired Entity in respect of Taxes nor any reasonable basis for such a Claim;

    other than any such Taxes or other amounts that are being disputed in good faith or any such Tax Returns or such Taxes or other amount for which the failure to timely file, pay or remit would not be Material;

  (b)
  to Vendor's knowledge, no reassessment of Taxes relating to any taxation year or period for KEL Amalco or any Acquired Entity that ended prior to the date hereof has been issued or is outstanding;

  (c)
  KEL Amalco and the Acquired Entities have not entered into any agreement or waiver or other arrangement with any Governmental Authority extending the period of assessment or reassessment or collection of Taxes; and

  (d)
  KEL Amalco and the Acquired Entities (or any other Person acting on any of their behalf) have not engaged in any discussions or negotiations with any Governmental Authority in respect of their Taxes with the exception of an ongoing audit of TEP and TEL for the 2002-2003 period.

5.5   Limitation

  (a)
  Vendor makes no representations or warranties except as expressly set forth in Clauses 5.1 to 5.4 inclusive and, in particular, and without limiting the foregoing, Vendor hereby expressly negates any representations or warranties by it (except those contained in Clauses 5.1 to 5.4 inclusive) whether contained in any information, memorandum or otherwise, whether provided to Purchaser directly or through Vendor's agents, with respect to:

  (i)
  any data or information supplied by Vendor in connection herewith;

  (ii)
  the quality, quantity or recoverability of Petroleum Substances within or under the Lands or any lands pooled or unitized therewith;

  (iii)
  the value of the Assets or the future cash flow therefrom;

  (iv)
  the quality, condition, fitness or merchantability of any tangible depreciable equipment or property interests which are comprised in the Assets, or the condition of any Miscellaneous Interests; and

  (v)
  the title of KEL Amalco or any Acquired Entity in and to the Assets.

  (b)
  Purchaser acknowledges that it has only relied upon the representations and warranties contained in Clauses 5.1 to 5.4 inclusive and not on any representations or warranties outside this Agreement and Vendor shall have no liability, whether under contract, tort, statute or otherwise in respect of any statements, information, representations or warranties made by it or by its employees, agents or representatives, except liability for the representations and warranties contained in Clauses 5.1 to 5.4 inclusive, which liability shall be subject to the limitations contained in this Agreement. Purchaser acknowledges and confirms that except for the representations and warranties in Clauses 5.1 to 5.4 inclusive, it has performed its own due diligence and has relied, and will continue to rely, upon its own engineering and due diligence with respect to the state or condition of the Assets and further confirms that it has reviewed all materials, data and other information available for review in any data rooms established for the marketing of the Assets.

5.6   Representations and Warranties of Purchaser

        Purchaser makes the following representations and warranties to Vendor, but no Claim in respect of which shall be made or be enforceable by Vendor unless written notice of such Claim, with reasonable particulars, is given by Vendor to Purchaser within a period of 12 months from the Closing Time:

  (a)
  Purchaser is a corporation duly organized, validly existing and is authorized to carry on business in each Province in which any Lands are located. Purchaser now has good right, full power and absolute authority to purchase and acquire the interest of Vendor in and to the Shares according to the true intent and meaning of this Agreement;

  (b)
  the execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite corporate, shareholders' and directors' actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which Purchaser is bound;

  (c)
  the execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with or constitute a default under any term or provision of any agreement or document to which Purchaser is party or by which Purchaser is bound, nor under any judgement, decree, order, statute, regulation, rule or license applicable to Purchaser;

  (d)
  this Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms;

  (e)
  no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Purchaser of this Agreement, other than authorizations, approvals or exemptions from requirement therefore, previously obtained and currently in force, or those to be received under the Competition Act (Canada), if applicable;

  (f)
  Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the transaction to be effected by it for which Vendor shall have any obligation or liability;

  (g)
  Purchaser is entering into this Agreement and will acquire the Shares for itself and not as agent or representative for any other Third Party;

  (h)
  Purchaser is not a non-Canadian for the purposes of the Investment Canada Act (Canada); and

  (i)
  Purchaser shall comply with the Competition Act (Canada) to the extent, if any, that such statutes are applicable to the transactions contemplated herein.

ARTICLE 6
INDEMNITIES FOR REPRESENTATIONS AND WARRANTIES

6.1   Vendor's Indemnities for Representations and Warranties

        From and after Closing and subject to Clauses 6.3 and 14.9, Vendor shall be liable to Purchaser for and shall, in addition, indemnify Purchaser from and against, all Losses and Liabilities suffered, sustained, paid or incurred by Purchaser as a direct consequence of any representations or warranties contained in Clauses 5.1, 5.2 and 5.3 not being true or a breach by Vendor of any of its covenants contained in this Agreement, excluding any Losses and Liabilities for which Purchaser received a Purchase Price adjustment pursuant to Clause 3.1(b)(ii) and excluding any Losses and Liabilities associated with a single event or occurrence that are less than                                 , but only to the extent that such Losses and Liabilities exceed in the aggregate                                 , it being acknowledged that Purchaser shall have no recourse against Vendor to the extent that amount of any such individual Losses and Liabilities is less than                                 or that the aggregate of all such Losses and Liabilities is less than

                                 . For clarity, any single event or occurrence that affects more than one Well in the same area shall not be considered to have resulted in Losses or Liabilities of less than                                 solely by reason of such Losses or Liabilities being calculated on a Well by Well basis. Notwithstanding the foregoing, nothing in this Clause 6.1 shall be construed so as to cause Vendor to be liable to or indemnify Purchaser in connection with any representation or warranty contained in Clauses 5.1, 5.2 and 5.3 if and to the extent that Purchaser did not rely upon such representation or warranty.

6.2   Purchaser's Indemnities for Representations and Warranties

        From and after Closing and subject to Clauses 6.3, Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all Losses and Liabilities suffered, sustained, paid or incurred by Vendor as a direct consequence of any representations or warranties contained in Clause 5.6 not being true or a breach by Purchaser of any of its covenants contained in this Agreement, provided however that nothing in this Clause 6.2 shall be construed so as to cause Purchaser to be liable to or indemnify Vendor in connection with any representation or warranty contained in Clause 5.6 if and to the extent that Vendor did not rely upon such representation or warranty.

6.3   Time Limitation

        No Claim under Clauses 6.1 and 6.2 in respect to any representation or warranty set forth in Clauses 5.1, 5.2, 5.3 and 5.6 shall be made or be enforceable by a Party unless written notice of such Claim, with reasonable particulars, is given by such Party to the Party against whom the Claim is made within a period of 12 months from the Closing Time.

6.4   Limitation of Remedies

        The sole remedy available to Purchaser in respect to a breach of Vendor's representations and warranties set forth in Clauses 5.1 through 5.3 shall be Vendor's assumption of liability and indemnity provided for in Clause 6.1. The sole remedy available to Vendor in respect to a breach of Purchaser's representations and warranties set forth in this Agreement shall be Purchaser's assumption of liability and indemnity provided in Clause 6.2.

6.5   Purchaser's General Indemnity

        Provided that Closing has occurred, from and after Closing Purchaser shall be liable to Vendor and its Affiliates, other than KEL Amalco and the Acquired Entities, for and shall, in addition, indemnify Vendor and its Affiliates, other than KEL Amalco and the Acquired Entities, from and against, all Losses and Liabilities suffered, sustained, paid or incurred by Vendor and its Affiliates, other than KEL Amalco and the Acquired Entities, which arise out of any matter or thing occurring or arising from and after the Effective Date and which relates to the Assets or to KEL Amalco or the Acquired Entities, provided that Purchaser shall not be liable to nor be required to indemnify Vendor and its Affiliates in respect of any Losses and Liabilities suffered, sustained, paid or incurred by Vendor and its Affiliates which arise out of a breach of Vendor's representations and warranties contained in Clauses 5.1, 5.2 and 5.3 for which Vendor is liable to indemnify Purchaser pursuant to Clause 6.1.

6.6   Purchaser's Environmental Indemnity

        Provided that Closing has occurred, from and after Closing Purchaser agrees that none of Vendor, its Affiliates or its or its Affiliates' directors, officers, employees or agents shall have any liability whatsoever for any Environmental Liabilities and Purchaser shall be solely liable for and, in addition, shall indemnify and defend Vendor and its Affiliates directors, officers, employees or agents from and against all Losses and Liabilities which any of them may suffer, sustain, pay or incur as a result of any act, omission, matter or thing related to any Environmental Liabilities. This assumption of liability and agreement to indemnify shall apply without limit and without regard to cause or causes, including the negligence or the wilful or wanton misconduct of Vendor, KEL Amalco and the Acquired Entities or any Affiliate thereof, or any directors, officers, employees or agents of Vendor, KEL Amalco and the Acquired Entities or any of its Affiliates, Purchaser or any Third Party. Purchaser acknowledges and agrees that it shall not be entitled to any rights or remedies as against Vendor or any Affiliate thereof under Applicable Law pertaining to any Environmental Liabilities, including the right to name Vendor or any Affiliate thereof as a third party to any action commenced by any Third Party against Purchaser. Nothing herein contained shall prejudice any Claims or remedies that Vendor or any Affiliate thereof may have against Purchaser in relation to such Claim or remedy outside of this Agreement, including rights and remedies under Applicable Law. Nothing in this Clause 6.6 shall have the effect of eliminating any remedies or actions that Purchaser may have as a result of the breach of the representation and warranty contained in Clause 5.3(h), with the intent that Purchaser shall not be liable for nor be required to indemnify Vendor and its Affiliates in respect of any Losses and Liabilities suffered, sustained, paid or incurred by Vendor and its Affiliates which arise out of a breach of Vendor's representations and warranties contained in Clause 5.3(h) for which Vendor is liable to indemnify Purchaser pursuant to Clause 6.1.

ARTICLE 7
MAINTENANCE OF ASSETS

7.1   Maintenance of Assets

        From the date hereof, until the Closing Time, Vendor shall cause KEL Amalco or the Acquired Entities, to the extent that the nature of its interest permits, and subject to the Title Documents and any other agreements and documents to which the Assets are subject:

  (a)
  to maintain the Assets in a proper and prudent manner in material compliance with all Applicable Law; and

  (b)
  to pay or cause to be paid all costs and expenses relating to the Assets which become due from the date hereof to the Closing Time.

7.2   Limitation

        Any liability associated with Clause 7.1 shall only apply in respect of Losses and Liabilities caused by the gross negligence, or the wilful or wanton misconduct of Vendor or any of its Affiliates or any directors, officers, employees or agents of Vendor or any of its Affiliates.

7.3   Consent of Purchaser

        Notwithstanding Clause 7.1, Vendor shall not, nor shall it permit any of KEL Amalco or the Acquired Entities to, from the date hereof to the Closing Time, without the written consent of Purchaser, which consent shall not be unreasonably withheld by Purchaser and which, if provided, shall be provided in a timely manner:

  (a)
  make any commitment or propose, initiate or authorize any capital expenditure with respect to the Assets of which KEL Amalco's or any Acquired Entity's share is in excess of                                 , except in the case of an emergency, in the case of the AEUB requiring an expenditure to maintain the Assets, or in respect of amounts which KEL Amalco or any Acquired Entity may be committed to expend or be deemed to authorize for expenditure without its consent;

  (b)
  surrender or abandon any of the Assets;

  (c)
  materially amend or wholly terminate any Title Document or any other agreement or document to which the Assets are subject, or enter into any new agreement or commitment relating to the Assets;

  (d)
  sell, encumber or otherwise dispose of any of the Assets or any part or portion thereof excepting sales of the Petroleum Substances or any of them in the normal course of business;

  (e)
  enter into any Material transaction not in the ordinary course of its business;

  (f)
  make loans or advances, excluding loans and advances in accordance with the terms of the Title Documents and excluding routine advances to employees of KEL Amalco or the Acquired Entities for expenses incurred in the ordinary course;

  (g)
  issue, sell or agree to issue or sell any shares, rights, options, warrants or other securities of KEL Amalco or the Acquired Entities, except as necessary in conjunction with the Reorganization Transactions;

  (h)
  change, amend or modify KEL Amalco's or the Acquired Entities' Articles of Incorporation or By-Laws;

  (i)
  alter any compensation, benefit or other similar plan affecting the Employees, or any employment agreement by which KEL Amalco or the Acquired Entities is bound;

  (j)
  increase the salaries, benefits or other compensation payable to any of its directors, officers or Employees except in the ordinary course of business or pursuant to existing written agreements;

  (k)
  change in any material respect its bookkeeping, record keeping or accounting methods and procedures;

  (l)
  enter into any transaction with the Vendor or any Person not dealing at arm's length with the Vendor, KEL Amalco or the Acquired Entities;

  (m)
  hire any employees or consultants, except for temporary employees and consultants needed during the period prior to the Closing Time and who shall not be retained following Closing; or

  (n)
  amend any of the material terms or conditions of the Reorganization Documents or waive any of the material terms, conditions and obligations in the Reorganization Documents, excluding any such amendment or waiver that would not be Material.

For the purposes of this Clause 7.3, Purchaser's consent shall be deemed to have been provided if the matters referred to in this Clause 7.3 are set out and described in this Agreement, including any Schedule, are part of the Reorganization Transactions, have been notified to Purchaser in writing prior to the date of this Agreement or were set forth in any materials in the Data Rooms.

7.4   Mission Shares

  (a)
  The Parties acknowledge that prior to Closing KEL Amalco will be the registered owner of 169,492 common shares in Mission Oil & Gas Inc. (the "Mission Shares") and that it is the Parties' intention that the Mission Shares will not be an asset of KEL Amalco following Closing. However all or certain of the Mission Shares remain subject to an Escrow Agreement dated January 4, 2005 that requires, among other things, that the Mission Shares still subject to the escrow provided therein may not be transferred prior the their release from such escrow. Accordingly, to the extent that the Mission Shares cannot be transferred by KEL Amalco at or immediately prior to Closing without breaching such escrow, Purchaser shall cause KEL Amalco (or its successor) to hold such Mission Shares as provided in this Clause 7.4.

  (b)
  Vendor shall use all reasonable efforts to obtain any consent that may be required to have the remaining Mission Shares released from the escrow and to transfer the remaining Mission Shares to or to the direction of Vendor prior to the specified time for release under the Escrow Agreement, provided that, until the escrow terminates or such release and transfer of the Mission Shares has received the necessary consents or as otherwise directed by Vendor, Purchaser shall cause KEL Amalco (and any successor) to hold such remaining Mission Shares and not dispose of, encumber or otherwise deal with the Mission Shares held by it except with the written direction of Vendor.

  (c)
  Upon request from Vendor, Purchaser shall cause KEL Amalco (or its successor) to transfer all or certain of the Mission Shares held by KEL Amalco (or its successor) to or to the direction of Vendor.

  (d)
  Vendor shall reimburse Purchaser for all reasonable costs and expenses incurred by Purchaser or KEL Amalco (or its successor) in connection with the holding or the transfer of the Mission Shares as provided in this Clause 7.4, provided that neither Purchaser nor KEL Amalco (or its successor) shall receive any further consideration in connection with such holding of the Mission Shares or for such transfer thereof.

  (e)
  Neither Purchaser nor KEL Amalco (or its successor) shall be liable to Vendor for any Losses or Liabilities that Vendor may suffer or incur as a consequence of any act or omission by Purchaser or KEL Amalco (or its successor) in dealing with the Mission Shares that was done or omitted to be done in good faith in performance of its obligations under this Clause 7.4 or at the direction of Vendor and Vendor shall indemnify Vendor and KEL Amalco (or its successor) for any Losses or Liabilities that either of them may suffer or incur as a direct consequence of holding or transferring the Mission Shares as provided in this Clause 7.4.

  (f)
  Each Party shall from time to time and at all times do all such further acts and execute and deliver all such further documents as shall reasonably be required in order to further perform and carry out the terms and intent of this Clause 7.4.

ARTICLE 8
TITLE REVIEW

8.1   Vendor to Provide Access

  (a)
  Vendor shall, subject to Applicable Law and all contractual and fiduciary obligations and limits, at Vendor's office during normal business hours, provide Purchaser and its nominees reasonable access to Vendor's records, files, and documents directly relating to the Assets, for the purpose of Purchaser's review of the Assets and KEL Amalco's or the Acquired Entities' title thereto, including, without limitation, the Title Documents.

  (b)
  Vendor shall, subject to Applicable Law and all contractual and fiduciary obligations and limits, at Vendor's field locations during normal business hours, provide Purchaser and its nominees with a reasonable opportunity to conduct a physical inspection of the Assets and an environmental review in respect of the Assets, at Purchaser's sole cost, risk and expense, insofar as Vendor can reasonably provide such access to the Assets.

8.2   Title Defects

  (a)
  Purchaser shall conduct its review of KEL Amalco's or the Acquired Entities' title to the Assets with reasonable diligence. Not later than 10 Business Days prior to the Closing Date, Purchaser shall give Vendor written notice of the Title Defects, which Purchaser does not waive. Such notice shall specify such Title Defects in reasonable detail, the Assets directly affected thereby, a good faith estimate of the amount by which the value of the applicable Assets has been reduced by such Title Defects, and Purchaser's requirements for the rectification or curing thereof. Vendor shall thereupon diligently make reasonable efforts to cure such Title Defects not later than two Business Days prior to the Closing Date.

  (b)
  Insofar as the Title Defects described in Purchaser's notice have not been cured to Purchaser's satisfaction, acting reasonably, on or before the at least two Business Days prior to the Closing Date:

  (i)
  where the aggregate amount of the estimated reduction in the value of the Assets as a direct result of any uncured title defects described in Purchaser's notice is                                 or less, Purchaser shall be deemed to have waived such uncured Title Defects and the Parties shall proceed with Closing without an adjustment to the Purchase Price on account of such uncured Title Defects;

  (ii)
  where the aggregate amount of the estimated reduction in the value of the Assets as a direct result of any uncured title defects described in Purchaser's notice is greater than                                 but less than                                 , Purchaser shall elect, on the last Business Day prior to the Closing Date, by notice to Vendor:

  (A)
  to waive such uncured Title Defects, in which case the Parties shall proceed with Closing without an adjustment to the Purchase Price on account of such uncured Title Defects;

  (B)
  to delay the Closing Date to such later date as is agreed by the Parties so as to provide Vendor with additional time to cure the remaining uncured Title Defects; or

      (C)
      to proceed with Closing as otherwise contemplated herein in which case Purchaser shall be entitled to an equitable adjustment to the Purchase Price to compensate it for the aggregate amount by which the estimated reduction in the value of the Assets as a direct result of such uncured Title Defects is greater than                                 but less than                                 . If the Parties cannot agree on the amount of such equitable Purchase Price adjustment within 45 days following Closing, then either Party may require that the matter be resolved by arbitration as provided in Clause 14.5(c). If any of the applicable uncured Title Defects are cured by or on behalf of Vendor after Closing then such Title Defects and the estimated value by which the value of the applicable Assets would be reduced thereby shall be excluded in reaching such equitable Purchase Price adjustment.

      The failure of Purchaser to make such election between sub-paragraphs (A), (B) and (C) of this Clause 8.2(b)(ii) at or before the Closing Date shall be deemed to be an election pursuant to sub-paragraph (A). If Purchaser has elected pursuant to sub-paragraph (B) and Vendor has agreed to delay the Closing Date, then the procedures set forth in this Clause 8.2(b) shall be repeated mutatis mutandis at such agreed later Closing Date; and

    (iii)
    where the aggregate amount of the estimated reduction in the value of the Assets as a direct result of any uncured title defects described in Purchaser's notice is greater than                                 : Purchaser may elect, not later than the last Business Day prior to the Closing Date by notice to Vendor:

    (A)
    to waive such uncured Title Defects, in which case the Parties shall proceed with Closing (unless Vendor makes an election to terminate as provided hereafter) without an adjustment to the Purchase Price on account of such uncured Title Defects; or

    (B)
    to terminate this Agreement in its entirety;

      and Vendor may elect, not later than the last Business Day prior to the Closing Date by notice to Purchaser to terminate this Agreement in its entirety.

      The failure of Purchaser to make such election between sub-paragraphs (A) and (B) of this Clause 8.2(b)(iii) at or before the Closing Date shall be deemed to be an election pursuant to sub-paragraph (A).

ARTICLE 9
RIGHTS OF FIRST REFUSAL

9.1   Rights of First Refusal

  (a)
  Within two Business Days following the execution and delivery of this Agreement, Purchaser shall advise Vendor in writing of its bona fide allocations of value for KEL Amalco's or the applicable Acquired Entity's interest in and to such Assets to which the ROFRs specified in Schedule "E" relate. Vendor shall comply with the applicable provisions of such ROFRs and shall courier notices to the Third Parties (and Purchaser, if applicable) holding such rights no later than two Business Days after it receives the bona fide allocations of Purchaser, using the bona fide allocations of Purchaser. Vendor shall notify Purchaser in writing forthwith upon each Third Party exercising or waiving such a right. If any such Third Party elects to exercise such a right, then the Parties shall, in any event complete the Closing in accordance with the terms of this

    Agreement. Within a reasonable time following the later of Closing or the waiver, expiry or exercise of all ROFRs made operative by this Agreement or by virtue of the Reorganization Transactions, Purchaser shall cause KEL Amalco or the applicable Acquired Entity to honour and comply with all ROFRs which have been exercised by the holders thereof in accordance with the terms outlined in the ROFR notice which relates to the Assets affected thereby by conveying that portion of the Assets which are subject to such exercised ROFR free and clear of all liens, encumbrances and claims by, through or under KEL Amalco or any Affiliate thereof. KEL Amalco or the applicable Acquired Entity shall be entitled to all proceeds payable by a Third Party in respect of an exercised ROFR relating to a portion of the Assets sold.

  (b)
  Purchaser hereby confirms to Vendor that the values to be allocated by Purchaser with respect to the applicable ROFRs being operative by virtue of this Agreement or by virtue of the Reorganization Transactions, will be bona fide values allocated by Purchaser to each specific interest after diligent review and analysis. To the extent that a Third Party issues and forwards to Vendor or Purchaser an objection letter or a notice of objection which pertains to such notice of ROFR forwarded by Purchaser, Purchaser hereby agrees to be liable to Vendor for and in addition, hereby indemnifies Vendor from and against, all Losses and Liabilities suffered, sustained, paid or incurred by Vendor which are attributable to, arise out of the subject objection letter or notice of ROFR forwarded to the Third Party as indicated hereunder, including without limitation any and all disputes, issues and matters relating to the values selected therefore by Purchaser. Such indemnity shall extend, without limitation to solicitor and his client costs and expenses and Vendor will be entitled to retain its own counsel in relation to any such dispute.

  (c)
  If any ROFRs are duly exercised by the holders thereof and the applicable Assets are transferred and conveyed to such holders, upon such transfer and conveyance the Agreement shall be amended, effective as of the date hereof, to exclude such Assets from the definitions of "Assets", "Major Facilities", "Miscellaneous Interests", "Petroleum and Natural Gas Rights", "Tangibles" and "Wells".

ARTICLE 10
TAX MATTERS

10.1 Tax Returns

  (a)
  Vendor shall cause to be prepared and timely filed all Tax Returns for KEL Amalco and the Acquired Entities required to be filed on or before the Closing Date. At least three Business Days prior to the filing of any such Tax Returns for KEL Amalco and the Acquired Entities that relate to periods ending prior to the Closing Date, Vendor shall deliver to Purchaser draft versions thereof.

  (b)
  Vendor shall cause to be prepared and timely filed all Tax election forms required in connection with the Reorganization Transactions. At least three Business Days prior to the filing of any such Tax election forms, Vendor shall deliver to Purchaser draft versions thereof.

  (c)
  Purchaser shall cause to be prepared and timely filed all Tax Returns for KEL Amalco and the Acquired Entities required to be filed after the Closing Date. Prior to the filing of any Tax Returns for KEL Amalco and the Acquired Entities that relate to periods ending on or before the Closing Date, Purchaser shall deliver to Vendor draft versions of such Tax Returns for Vendor's review and approval and, if applicable, Purchaser shall incorporate the reasonable comments into such Tax Returns prior to the filing thereof.

10.2 Tax Liability

        Vendor shall pay or cause KEL Amalco and the Acquired Entities to pay in a timely fashion, all Taxes of KEL Amalco and the Acquired Entities due and payable on or before the Closing Date.

10.3 Tax Indemnification and Audits

  (a)
  Subject to the other provisions of this Clause 10.3, but notwithstanding anything contained in this Agreement, Vendor shall pay and shall indemnify, and save Purchaser, KEL Amalco and their Affiliates harmless from and against any Losses and Liabilities, including Canadian federal, United States federal, provincial and state income Tax (together with any penalty, interest or fine related thereto):

  (i)
  which arise in respect of all Taxes payable by KEL Amalco and the Acquired Entities for any period ending on or prior to the Closing Date; or

  (ii)
  suffered, sustained, paid or incurred by Purchaser as a direct consequence of (A) any representations or warranties contained in Clause 5.4 not being true; (B) the Tax Returns or Tax elections forms filed by Vendor pursuant to Clauses 10.1(a) and 10.1(b) failing to be true, complete and accurate in all material respects; or (C) a breach by Vendor of its covenants contained Clauses 10.1(a), 10.1(b) or 10.2;

    and which were not taken into account in the calculation of the Final Adjusted Working Capital, or do not relate to Taxes on income from operation of the Assets in the ordinary course of business during the period from and after the Effective Date, to and including the Closing Date; but, in all such cases, only to the extent that such Losses and Liabilities exceed in the aggregate                                 , it being acknowledged that Purchaser shall have no recourse against Vendor to the extent that the aggregate of all such Losses and Liabilities is less than                                 . For greater certainty, Vendor shall not be liable for and shall not be obligated to indemnify Purchaser under this Clause 10.3(a) in relation to any Losses or Liabilities arising from any re-filing of any Tax Return in respect of which Purchaser is obligated to indemnify Vendor pursuant to Clause 10.3(b).

  (b)
  Subject to the other provisions of this Clause 10.3, but notwithstanding anything contained in this Agreement, Purchaser shall indemnify and save Vendor, effective as and from the Closing Date, harmless from and against any Losses and Liabilities, including Canadian federal, United States federal, provincial and state income Tax (together with any penalty, interest or fine related thereto) that may be made or brought against Vendor or arising out of re-filing any of the Tax Returns of KEL Amalco or any of the Acquired Entities relating to filing periods ending on or prior to the Closing Date, or any similar transaction, action or event undertaken or caused by Purchaser, KEL Amalco or any of the Acquired Entities after the Closing Date, except to the extent that such re-filing is required and such Losses and Liabilities arise as a consequence of the Vendor's representation and warranties set forth in Clause 5.4(a) not being true; or the Tax Returns or Tax elections forms filed by Vendor pursuant to Clauses 10.1(a) and 10.1(b) failing to be true, complete and accurate in all material respects; or a breach by Vendor of its covenants contained Clauses 10.1(a), 10.1(b) or 10.2;. Purchaser shall not (and shall not permit KEL Amalco or any of the Acquired Entities to) re-file any Tax Return relating to a filing period ending on or prior to the Closing Date without Vendor's prior written consent, such consent not to be unreasonably withheld.

  (c)
  If Purchaser, KEL Amalco or any of the Acquired Entities receives an assessment or reassessment from a Governmental Authority of an amount (in this Clause 10.3, an "Assessment") to which the indemnity in Clause 10.3(a) may apply, Purchaser shall deliver to Vendor within 30 days of receiving the Assessment (i) a copy of the Assessment (but, at the election of Purchaser, deleting material relating only to issues not relevant to the indemnity), (ii) a statement setting out and explaining the amount and substance of the matter for which the indemnity is sought, (iii) complete supporting documentation, including Tax Returns and all other documentation within Purchaser's or its Affiliates possession or control, so that Vendor may independently verify the calculation of the indemnity and, on the assumption that the Assessment is correct and absent any contestation, Vendor shall pay to Purchaser or the relevant Governmental Authority the Tax, penalties and interest pertaining to such Assessment to the extent that same relates to a filing period ending before the Closing Date within 30 days of the date which KEL Amalco, the applicable Acquired Entity or any of their respective successors or assigns is required to pay or remit such amount to the relevant Governmental Authority.

  (d)
  If Vendor has, within 45 days of having received notice of any Assessment from Purchaser acknowledged that the matter is within the indemnity in Clause 10.3(a) then Vendor shall have the right, at its own expense and employing counsel of its own choice, to have full carriage and control over all matters related to such Assessment, including handling the Assessment contestation, settlement of the Assessment contestation and prosecution of the Assessment contestation, provided that if the Assessment does not relate solely to matters to which the indemnity in Clause 10.3(a) may apply, Purchaser shall or shall cause KEL Amalco or the applicable Acquired Entity to, at its own expense and employing counsel of its own choice, have full carriage and control of the contestation of the portion of the Assessment relating to all matters to which the indemnity does not relate.

  (e)
  Purchaser shall or shall cause KEL Amalco or the applicable Acquired Entity to promptly notify Vendor in writing of any assertion, question or Claim (whether written or verbal) made to Purchaser or KEL Amalco or the applicable Acquired Entity by a Governmental Authority and in addition, Purchaser and Vendor shall cooperate (and Purchaser shall cause KEL Amalco or the applicable Acquired Entity to cooperate) in contesting any such Claim, including any portions thereof to which the indemnity of Vendor in Clause 10.3(a) may not apply. The Parties shall hold in strict confidence all information they may learn about the business and affairs of the other in such contestation.

  (f)
  Except with the consent of Vendor or upon waiving its right to indemnity pursuant to Clause 10.3(a) as to the matter in issue, Purchaser shall not (and shall not permit KEL Amalco or the an Acquired Entity to) take any action or agree to any settlement which would prejudice Vendor's ability to effectively contest or agree to any settlement of any issues relating to any of the Claims described in Clause 10.3(e) or any Assessment to which the indemnity of Vendor in Clause 10.3(a) may apply.

  (g)
  Except with the consent of Purchaser, Vendor shall not knowingly and intentionally take any action or agree to any settlement which would prejudice the ability of Purchaser or KEL Amalco or the applicable Acquired Entity to effectively contest any issue relating to the Assessment to which the indemnity of Vendor in Clause 10.3(a) may not apply.

  (h)
  If KEL Amalco, the Acquired Entities or any of their respective successors or assigns or Purchaser is, or becomes entitled to a refund (whether by payment, credit, offset or otherwise) (in this Clause 10.3, a "Tax Refund") of all or a portion of any amount relating to an Assessment for which Vendor has indemnified KEL Amalco, the applicable Acquired Entity or Purchaser, then an amount equal to the Tax Refund, together with any interest received on it (net of any incremental income tax which becomes payable by KEL Amalco, the applicable Acquired Entity or Purchaser as a result only of the receipt of that interest) shall be paid to Vendor by Purchaser promptly after receipt of payment of the Tax Refund or notice from the relevant Governmental Authority of such credit, offset or other refund mechanism, as the case may be.

  (i)
  Notwithstanding the completion of the sale of the Shares pursuant to this Agreement, the indemnities contained in this Clause 10.3(a) and the other covenants and obligations contained in this Article 10 shall continue and remain in full force and effect for the benefit of the Person to whom the indemnities or agreements are given until the end of the limitation period during which any applicable Governmental Authority may, under any applicable law, assess tax, interest or penalties for the taxation years or periods of KEL Amalco and the Acquired Entities ending on or before the Closing Date.

  (j)
  All rights and remedies of Purchaser against Vendor in respect to any Losses or Liabilities or other obligations of KEL Amalco or any Acquired Entity relating to Taxes, including in respect of a breach of the representations and warranties of Vendor contained in Clause 5.4, shall be limited to those provided for in this Article 10.

10.4 Tax Pools

        Vendor estimates that KEL Amalco and the Acquired Entities will have, on a combined basis, as of the Effective Date Canadian Oil and Gas Property Expense, Canadian Exploration Expense, Canadian Development Expense and undepreciated capital costs, in each case as defined in the Tax Act, (in this Clause 10.4, collectively the "Tax Pools"), totalling, in the aggregate,                                  . The aggregate amount of the Tax Pools will be determined from the Tax Returns of KEL Amalco, TEL and TECL for the taxation period ending on the Closing Date, and the tax Pools for TEP and CALP on the Closing Date. To the extent that these Tax Pools are greater than or less than                                 in the aggregate, then:

  (a)
  if the aggregate Tax Pools exceed                                 then Purchaser shall pay to Vendor an amount equal to 10% of such excess; and

  (b)
  if                                 exceeds the aggregate Tax Pools, then Vendor shall pay to Purchaser an amount equal to 10% of such excess;

provided that, in no event shall one Party pay to the other Party an amount greater than                                 in respect of this Clause 10.4. In addition, except as provided in this Clause, Vendor makes no representation or warranty regarding the Tax Pools.

ARTICLE 11
NAME CHANGE

11.1 Removal of Name

        Following the Closing, Purchaser, KEL Amalco and their Affiliates will not be entitled to use the name "Kaiser", "Taurus" or any variation or derivation of any of them, including any logo, trademark or design containing such name (the "Prohibited Names and Marks"). Accordingly, promptly following the Closing, Purchaser shall cause KEL Amalco to change its name to a name that does not contain the Prohibited Names and Marks and cause the destruction, disposal or replacement of stationery, business cards and similar assets, and shall cause KEL Amalco to avoid the use of the Prohibited Names and Marks. In addition, as soon as reasonably practicable, but in any event within the earlier of 90 days following the Closing or the date required by Applicable Law, Purchaser shall (i) cause to be removed the Prohibited Names and Marks from all of the Assets and will not thereafter make any use whatsoever of such names, marks and logos and (ii) make all requisite filings with, and provide requisite notices to, the appropriate federal, provincial, municipal or other agencies to place title or other evidence of operation or ownership in a name other than the Prohibited Names and Marks.

ARTICLE 12
FINANCIAL INFORMATION

12.1 Access to Historical Financial Information

  (a)
  Upon the written request of Purchaser, and only to the extent necessary to comply with the Securities Requirements, Vendor shall:

  (i)
  provide Purchaser, its Affiliates or their respective successors and assigns or an independent auditing firm selected by Purchaser, its Affiliates or their respective successors and assigns (who provide a signed confidentiality undertaking in favour of Vendor), with access to the Financial Information as reasonably requested by Purchaser, its Affiliates or their respective successors and assigns from time to time;

  (ii)
  provide reasonable access during normal business hours to its personnel who are responsible for Financial Information;

  (iii)
  when requested by Purchaser, its Affiliates or their respective successors and assigns, consent to Vendor's auditors communicating with Purchaser's auditors or the auditors of Purchaser's successors and assigns, as required to allow Purchaser, its Affiliates or their respective successors and assigns to use Financial Information and provide reasonable cooperation with Purchaser, its Affiliates or their respective successors', assigns' and Vendor's auditors in respect of any consent or comfort letters required to be filed or provided in connection with Purchaser's, its Affiliates' or their respective successors' and assigns' use of Financial Information;

  (b)
  Subject to Clause 14.14 Vendor hereby authorizes Purchaser, its Affiliates or their respective successors and assigns to use in any public disclosure required to comply with Securities Requirements, the financial statements and reports referred to in paragraphs (i) and (ii) of the definition of Financial Information and any information derived therefrom.

  (c)
  The obligations of Vendor to disclose or provide reasonable access to any Financial Information pursuant to this Clause 12.1 shall terminate three years from the date of this Agreement.

  (d)
  Except in such form as may be required for Securities Requirements, Purchaser shall and shall cause its Affiliates and their respective successors and assigns to keep all Financial Information confidential and shall not disclose such Financial Information to any of its Affiliates or their respective successors and assigns except any of the foregoing who have a need to know such Financial Information for the purposes set forth in this Clause 12.1. Purchaser hereby agrees to indemnify Vendor for any and all Losses and Liabilities suffered, sustained, paid or incurred by Vendor directly or indirectly in the event of a breach of Purchaser, its Affiliates or their respective successors and assigns of a term of this Clause 12.1.

  (e)
  The Financial Information shall be provided by Vendor to Purchaser, its Affiliates or their respective successors and assigns pursuant to this Clause 12.1 on the condition that Vendor assumes no liability whatsoever to Purchaser, its Affiliates or their respective successors and assigns or any other Person in respect of such Financial Information, or the accuracy or sufficiency thereof or in connection with any Claim arising out of Financial Information and Purchaser acknowledges for itself, and on behalf of its Affiliates and their respective successors and assigns that Vendor makes no representation or warranty with respect to any of the Financial Information and expressly disclaims any implied or constructive representation or warranty. As such, if Purchaser, its Affiliates or their respective successors and assigns provides any or all of the Financial Information to any Third Party, Purchaser shall be liable to Vendor, and its Affiliates for and shall in addition, indemnify Vendor, and its Affiliates from and against all Losses and Liabilities suffered, sustained, paid or incurred by Vendor or its Affiliates as a consequence of such use or the provision of any or all Financial Information to any Third Party.

ARTICLE 13
EMPLOYEES

13.1 Offers of Employment

13.2 Severance Obligations

13.3 Recognition of Service

ARTICLE 14
GENERAL

14.1 Acquired Entities

        Vendor shall maintain Acquired Entities in existence throughout the period of the Reorganization Transactions through to the Closing Date. Vendor may, and may cause its Affiliates to, prior to Closing, amend the partnership agreements of any Acquired Entity as may be necessary or desirable in connection with the Reorganization Transactions, provided that such amendments shall be subject to the prior approval of Purchaser, not to be unreasonably withheld.

14.2 Further Assurances

        Each Party will, from time to time and at all times after Closing, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

14.3 No Merger

        The covenants, representations, warranties and indemnities contained in this Agreement shall be deemed to be restated in any and all assignments, conveyances, transfers and other documents conveying the interests of Vendor in and to the Assets to Purchaser, subject to any and all time and other limitations contained in this Agreement. There shall not be any merger of any covenant, representation, warranty or indemnity in such assignments, conveyances, transfers and other documents notwithstanding any rule of law, equity or other Applicable Law to the contrary and such rules are hereby waived.

14.4 Entire Agreement

        The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail. No amendments shall be made to this Agreement unless in writing, executed by the Parties. This Agreement supersedes all other agreements, documents, writings and verbal understandings among the Parties relating to the subject matter hereof and expresses the entire agreement of the Parties with respect to the subject matter hereof.

14.5 Governing Law; Arbitration

  (a)
  This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and the laws of Canada applicable therein and shall, in every regard, be treated as a contract made in the Province of Alberta.

  (b)
  Subject to Clause 14.5(c), the Parties irrevocably attorn and submit to the jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of this Agreement.

  (c)
  Insofar as the Parties are unable to agree on any matter which expressly may be referred to arbitration hereunder, either Party may serve the other Party written notice that it wishes such matter referred to arbitration.

  (d)
  The Parties shall meet within seven days of the receipt of a notice issued by one Party requesting arbitration of an applicable matter to attempt to agree on a single arbitrator qualified by experience, education, and training, to determine such matter. If the Parties are unable to agree on the selection of the arbitrator, the Party which issued such notice shall forthwith make application to a justice of the Court of Queen's Bench of the Province of Alberta pursuant to the Arbitration Act for the appointment of a single arbitrator, and failing such action on the part of the Party which issued such notice, the other Party may make such application.

  (e)
  The arbitrator selected pursuant to clause 14.5(c) shall proceed as soon as is practicable to hear and determine the matter in dispute, and shall be directed to provide a written decision respecting such matter within 45 days of appointment. The parties shall provide such assistance and information as may be reasonably necessary to enable the arbitrator to determine such matter.

  (f)
  Except to the extent modified in this Article, the arbitrator shall conduct any arbitration hereunder pursuant to the provisions of the Arbitration Act.

14.6 Assignment; Enurement

        This Agreement may not be assigned by a Party without the prior written consent of the other Party, which consent may be unreasonably and arbitrarily withheld. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and permitted assigns.

14.7 Time of Essence

        Time shall be of the essence in this Agreement.

14.8 Notices

        The addresses for service and the fax numbers of the Parties shall be as follows:

Vendor —	6733 South Yale Avenue P. O. Box 21468 Tulsa, Oklahoma 74121-1468
	Attention:	Don P. Millican
	Telephone:	(918) 491-4507
	Fax:	(918) 491-4694
Purchaser —	Petrofund Corp. 600, 444 - 7th Avenue S.W. Calgary, Alberta T2P 0X8
	Attention:	President
	Telephone:	(403)-218-8625
	Fax:	(403)-269-5858

All notices, communications and statements required, permitted or contemplated hereunder shall be in writing, and shall be delivered as follows:

  (a)
  by personal service on a Party at the address of such Party set out above, in which case the item so served shall be deemed to have been received by that Party when personally served;

  (b)
  by facsimile transmission to a Party to the fax number of such Party set out above, in which case the item so transmitted shall be deemed to have been received by that Party when transmitted; or

  (c)
  except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by mailing first class registered post, postage prepaid, to a Party at the address of such Party set out above, in which case the item so mailed shall be deemed to have been received by that Party on the third Business Day following the date of mailing.

        A Party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Parties.

14.9 Limit of Liability

        In no event shall the liability of Vendor under this Agreement or to Purchaser in respect of Claims of Purchaser arising out of or in connection with this Agreement exceed, in the aggregate,            % of the Purchase Price, taking into account any and all increases or decreases to the Purchase Price that occur by virtue of the terms of this Agreement.

14.10 Invalidity of Provisions

        In case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.11 Waiver

        No failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy in law or in equity or by other Applicable Law or otherwise conferred. No waiver of any provision of this Agreement, including this Clause 14.11, shall be effective otherwise than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of the Party making such waiver.

14.12 Amendment

        This Agreement shall not be varied in its terms or amended by oral agreement or by representations or otherwise other than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of each Party.

14.13 Agreement not Severable

        This Agreement extends to the whole of the Assets and is not severable without Purchaser's express written consent or as otherwise herein provided.

14.14 Confidentiality and Public Announcements

        Each Party shall keep confidential all information obtained from the other Party in connection with the Assets and shall not release any information concerning this Agreement and the transactions herein provided for, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent a Party at any time from furnishing information (i) to any Governmental Authority or to the public if required by Applicable Law, or stock exchange policy, (ii) in connection with obtaining consents or complying with preferential, pre-emptive or first purchase rights contained in Title Document(s) and any other agreements and documents to which the Assets are subject, or (iii) if required to procure the consent of Vendor's lenders, however in such instances, the Parties shall advise each other in advance of any such statement or disclosure which they propose or are required to make and shall make all reasonably commercial efforts to prevent the release of any and all parts of the information not required to be disclosed or released.

14.15 Counterpart Execution

        This Agreement may be executed in counterpart, no one copy of which need be executed by Vendor and Purchaser. A valid and binding contract shall arise if and when counterpart execution pages are executed and delivered by Vendor and Purchaser.

(Execution Page Follows)

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

KAISER-FRANCIS OIL COMPANY OF CANADA			PETROFUND CORP.

Per:	/s/ DON P. MILLICAN		Per:	/s/ JEFF D. NEWCOMMON
	Name:	Don P. Millican		Name:	Jeff D. Newcommon
	Title:	Vice-President — CFO		Title:	Executive Vice President

			Per:	/s/ JEFFERY E. ERRICO
				Name:	Jeffery E. Errico
				Title:	President & CEO

  This is the Execution Page for the Agreement of Purchase and Sale Between Kaiser-Francis Oil Company of Canada and Petrofund Corp. Dated November 16, 2005

THE ATTACHED DISK COMPRISES SCHEDULE "A" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

LANDS AND PETROLEUM AND NATURAL GAS RIGHTS

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THE FOLLOWING PAGES COMPRISE SCHEDULE "B" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

PRODUCTION AND MARKETING CONTRACTS

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THE FOLLOWING PAGES COMPRISE SCHEDULE "C" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

MAJOR FACILITIES

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THE FOLLOWING PAGES COMPRISE SCHEDULE "D" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

OUTSTANDING AFEs

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THIS AND THE FOLLOWING TWO PAGES COMPRISE SCHEDULE "E" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

RIGHTS OF FIRST REFUSAL

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THIS PAGE COMPRISES SCHEDULE "F" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

AMI LANDS

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THIS PAGE COMPRISES SCHEDULE "G" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

PRODUCTION PENALTIES

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THIS PAGE COMPRISES SCHEDULE "H" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

LEASED TANGIBLES

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THE FOLLOWING PAGES COMPRISE SCHEDULE "I" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

RECLAMATION PROJECTS IN PROGRESS

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THIS PAGE COMPRISES SCHEDULE "J" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

FORM OF CERTIFICATE

TO:

        The undersigned,                         , being the                          of                         , hereby certifies, for and on behalf of                          and not in his/her personal capacity, as follows:

1.
The undersigned is personally familiar, in his/her capacity as an officer of                         , with the matters hereinafter mentioned.

2.
This certificate is made pursuant to the Agreement of Purchase and Sale between Purchaser and Vendor (the "Sale Agreement").

3.
The definitions contained in the Sale Agreement are herein adopted and wherever used shall have the meanings ascribed to them in the Sale Agreement.

4.
The representations and warranties of                          contained in Section              of the Sale Agreement were true in all Material respects when made and are true in all Material respects as of the date hereof.

5.
                         has performed in all material respects all of its obligations under the Sale Agreement required to have been performed at or before the Closing Time.

        DATED at                         ,                         , as of the              day of                         , 2005.

[    •    ]

Per:

Name:
Title:

THIS AND THE FOLLOWING TWO PAGES COMPRISE SCHEDULE "K" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

FORM OF RESIGNATION AND RELEASE

KNOW ALL MEN BY THESE PRESENTS, that [            ] ("Releasor"), for good and valuable consideration, does hereby remise, release and forever discharge KEL Amalco and the Acquired Entities ("    •    ") and each of their subsidiaries, parents, successors, predecessors and assigns, and including all past, present and future officers, directors, and attorneys, or any of them (hereinafter referred to collectively as "Releasee") of and from all manners of action, cause and causes of action, suits, debts, controversies, bonds, bills, covenants, agreements, damages, judgments, claims and demands, whatsoever, in law or in equity as such actions, causes of action, suits, debts, controversies, bonds, bills, covenants, agreements, damages, judgments, claims and demands which Releasor now has, ever had or hereafter can, shall or may have against Releasee, or which Releasor can, shall or may have, for, upon or by reason of any matter, cause, or thing, whatsoever, on or at any time prior to the date of this Release, arising out of:

(a)
Releasor having acted as [officer/director] of KEL Amalco and/or the Acquired Entities;

(b)
the termination of Releasor's role as [officer/director] a of KEL Amalco and/or the Acquired Entities; or

(c)
any and all claims for damages, salary, wages, termination pay, severance pay, vacation pay, commissions, bonuses, expenses, allowances, incentive payments, insurance or any other benefits arising out of Releasor's having acted as [officer/director] of KEL Amalco and/or the Acquired Entities;

BUT EXCLUDING all manner of actions, cause and causes of action, suits, debts, controversies, bonds, bills, covenants, agreements, damages, judgments, claims and demands, whatsoever, in law or in equity as such actions, causes of action, suits, debts, controversies, bonds, bills, covenants, agreements, damages, judgments, claims and demands may relate to Releasee which Releasor now has, ever had or hereafter can, shall or may have against Releasee, or which Releasor can, shall or may have, for, upon or by reason of any matter, cause, or thing, whatsoever related to any of the following:

(a)
any matter to the extent that Releasee is indemnified or otherwise entitled, directly or indirectly, to the benefit of director, officer or other insurance in respect of such matters and this Release would have an adverse effect on the availability of or rights under such insurance in respect of such matter; or

(b)
any gross negligence or wilful default or fraud of Releasee, other than any thereof caused by Releasor.

Releasor further covenants and agrees to not make any claim or take any proceeding against any other person who might claim contribution from or indemnity against Releasee in respect of matters released hereby.

In executing this Release, Releasor acknowledges that Releasor has relied on Releasor's own judgment and that of Releasor's counsel and has in no way relied on or been induced by any representation, statement, act or omission to act by Releasee. Releasor shall not at any time attempt to rescind, reform, or in any way modify or challenge the validity of this Release or any part hereof.

Releasor further states that Releasor has read and understands that this is a Release and that Releasor intends to be legally bound by the same.

WITNESS the execution hereof this Release as of the [            ] day of [            ] 2005.

WITNESS	[ ]

K-2

FORM OF RELEASE AND DISCHARGE OF OFFICERS/DIRECTORS
BY KEL AMALCO / ACQUIRED ENTITY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned (hereinafter referred to collectively as "Releasor"), for good and valuable consideration, including without limitation the execution and delivery of a Release by [insert name of officer/director] in favour of the undersigned, does hereby remise, release and forever discharge [insert name of officer/director] and [his/her] heirs, administrators, executors and assigns (hereinafter referred to collectively as "Releasee"), of and from all manner of actions, cause and causes of action, suits, debts, controversies, bonds, bills, covenants, agreements, damages, judgments, claims and demands, whatsoever, in law or in equity as such actions, causes of action, suits, debts, controversies, bonds, bills, covenants, agreements, damages, judgments, claims and demands may relate to all dealings by Releasee with the undersigned (including as an employee, director or officer) which Releasor now has, ever had or hereafter can, shall or may have against Releasee, or which Releasor can, shall or may have, for, upon or by reason of any matter, cause, or thing, whatsoever, on or at any time prior to the date of this Release, BUT EXCLUDING all manner of actions, cause and causes of action, suits, debts, controversies, bonds, bills, covenants, agreements, damages, judgments, claims and demands, whatsoever, in law or in equity as such actions, causes of action, suits, debts, controversies, bonds, bills, covenants, agreements, damages, judgments, claims and demands may relate to all dealings by Releasee with Releasor (including as an employee, director or officer) which Releasor now has, ever had or hereafter can, shall or may have against Releasee, or which Releasor can, shall or may have, for, upon or by reason of any matter, cause, or thing, whatsoever related to any gross negligence or wilful default or fraud of Releasee, other than any thereof caused by Releasor.

        In executing this Release, Releasor acknowledges that Releasor has relied on Releasor's own judgment and that of Releasor's counsel and have in no way relied on or been induced by any representation, statement, act or omission to act by Releasee. Releasor shall not at any time attempt to rescind, reform, or in any way modify or challenge the validity of this Release or any part hereof.

        Releasor further states that it has read and understands that this is a Release and that Releasor intends to be legally bound by the same.

        WITNESS the execution hereof this Release as of the              day of December, 2005.

[KEL AMALCO / ACQUIRED ENTITY]

PER:

K-3

THIS PAGE COMPRISES SCHEDULE "L" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

REORGANIZATION TRANSACTIONS

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THIS PAGE COMPRISES SCHEDULE "M" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 16TH DAY OF NOVEMBER, 2005 BETWEEN KAISER-FRANCIS OIL COMPANY OF CANADA AND PETROFUND CORP.

LIST OF EORR HOLDERS

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QuickLinks

  EXHIBIT 1.1
AGREEMENT OF PURCHASE AND SALE